EXECUTION COPY



                           LOAN AND SECURITY AGREEMENT

                          Dated as of December 31, 1998

                                      among

                                  IMATION CORP.

                                       and

                            IMATION ENTERPRISES CORP.

                                as the Borrowers

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 as the Lenders

                        BANKAMERICA BUSINESS CREDIT, INC.

                          as Agent and Collateral Agent

                                BANKBOSTON, N.A.

                                       and

                                    NBD BANK

                       as Syndication Agents and Co-Agents

                                TABLE OF CONTENTS
Section                                                                     Page
-------                                                                     ----

ARTICLE 1

         INTERPRETATION OF THIS AGREEMENT

         1.1  Definitions....................................................-1-
         1.2  Accounting Terms..............................................-23-
         1.3  Other Terms...................................................-24-
         1.4  Computation of Time Periods...................................-24-

ARTICLE 2

         LOANS AND LETTERS OF CREDIT

         2.1  Total Facility................................................-24-
         2.2  Revolving Loans...............................................-24-
         2.3  Letters of Credit.............................................-31-

ARTICLE 3

         INTEREST AND FEES

         3.1  Interest......................................................-37-
         3.2  Conversion or Continuation....................................-40-
         3.3  Special Provisions Governing LIBOR Loans......................-41-
         3.4  Maximum Interest Rate.........................................-44-
         3.5  Agent's Fee...................................................-44-
         3.6  Unused Line Fee...............................................-44-
         3.7  Letter of Credit Fee..........................................-45-
         3.8  Audit Fees....................................................-45-


ARTICLE 4

         PAYMENTS AND PREPAYMENTS

         4.1  Revolving Loans...............................................-45-
         4.2  Reduction or Termination of Revolver Facility.................-46-
         4.3  Place and Form of Payments; Extension of Time.................-46-
         4.4  Payments as Revolving Loans...................................-46-

Section                                                                     Page
-------                                                                     ----

         4.5  Apportionment, Application and Reversal of Payments...........-47-
         4.6  Indemnity for Returned Payments...............................-48-
         4.7  Increased Capital.............................................-48-
         4.8  Register; Collateral Agent's and Lenders' Books and Records;
              Monthly Statements............................................-49-

ARTICLE 5

         COLLATERAL

         5.1  Grant of Security Interest....................................-49-
         5.2  Perfection and Protection of Security Interest................-51-
         5.3  Location of Collateral........................................-52-
         5.4  Title to, Liens on, and Sale and Use of Collateral............-52-
         5.5  Appraisals....................................................-52-
         5.6  Access and Examination; Confidentiality.......................-52-
         5.7  Collateral Reporting..........................................-54-
         5.8  Accounts......................................................-54-
         5.9  Collection of Accounts; Payments..............................-56-
         5.10  Inventory....................................................-57-
         5.11  Equipment....................................................-58-
         5.12  Right to Cure................................................-58-
         5.13  Power of Attorney............................................-59-
         5.14  The Collateral Agent's and Lenders' Rights, Duties
                and Liabilities.............................................-59-
         5.15  Pledge of Stock of Foreign Subsidiaries......................-59-

ARTICLE 6

         BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

         6.1  Books and Records.............................................-60-
         6.2  Financial Information.........................................-60-
         6.3  Notices to the Lenders........................................-63-

ARTICLE 7

         GENERAL WARRANTIES AND REPRESENTATIONS

         7.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents........................................-65-
         7.2 Validity and Priority of Security Interest.....................-66-
         7.3 Organization and Qualification.................................-66-

Section                                                                     Page
-------                                                                     ----

         7.4  Corporate Name; Prior Transactions............................-66-
         7.5  Subsidiaries and Other Affiliates.............................-66-
         7.6  Financial Statements and Projections..........................-66-
         7.7  Solvency......................................................-67-
         7.8  Debt..........................................................-67-
         7.9  Title to Property.............................................-67-
         7.10  Real Estate; Leases..........................................-67-
         7.11  Proprietary Rights...........................................-68-
         7.12  Trade Names..................................................-68-
         7.13  Litigation...................................................-68-
         7.14  Restrictive Agreements.......................................-68-
         7.15  Labor Disputes...............................................-68-
         7.16  Environmental Laws...........................................-69-
         7.17  No Violation of Law..........................................-70-
         7.18  No Default...................................................-70-
         7.19 ERISA.........................................................-71-
         7.20  Taxes........................................................-71-
         7.21  Investment Company Act, etc..................................-72-
         7.22  Public Utility Holding Company...............................-72-
         7.23  Margin Stock.................................................-72-
         7.24  Broker's Fees................................................-72-
         7.25  No Material Adverse Change...................................-72-
         7.26  Disclosure...................................................-72-
         7.27  Bank Accounts................................................-73-
         7.28  Fiscal Years.................................................-73-

ARTICLE 8

         AFFIRMATIVE AND NEGATIVE COVENANTS

         8.1  Taxes and Other Obligations...................................-73-
         8.2  Corporate Existence and Good Standing.........................-73-
         8.3  Compliance with Law and Agreements............................-73-
         8.4  Maintenance of Property.......................................-74-
         8.5  Insurance.....................................................-74-
         8.6  Condemnation..................................................-75-
         8.7  Environmental Laws............................................-75-
         8.8  ERISA.........................................................-76-
         8.9  Mergers, Consolidations and Sales.............................-76-
         8.10  Distributions; Capital Change................................-77-
         8.11  Transactions Affecting Collateral or Obligations.............-77-
         8.12  Guaranties...................................................-77-

Section                                                                     Page
-------                                                                     ----

         8.13  Debt.........................................................-77-
         8.14  Transactions with Affiliates.................................-77-
         8.15  Investment Banking and Finder's Fees.........................-78-
         8.16  Business Conducted...........................................-78-
         8.17  Liens........................................................-78-
         8.18  Sale and Leaseback Transactions..............................-78-
         8.19  New Subsidiaries.............................................-78-
         8.20  Restricted Investments.......................................-79-
         8.21  Minimum Borrowing Base Availability..........................-79-
         8.22  Adjusted Tangible Net Worth..................................-80-
         8.23  Fiscal Year..................................................-80-
         8.24  Further Assurances...........................................-80-

ARTICLE 9

         CONDITIONS OF LENDING

         9.1  Conditions Precedent to Making of Loans on the Closing Date...-80-
         9.2  Conditions Precedent to Each Loan.............................-81-

ARTICLE 10

         DEFAULT; REMEDIES

         10.1  Events of Default............................................-83-
         10.2  Remedies.....................................................-86-

ARTICLE 11

         TERM AND TERMINATION

         11.1  Term and Termination.........................................-87-

ARTICLE 12

         AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS
         12.1  No Implied Waivers...........................................-88-
         12.2  Amendments and Waivers.......................................-88-
         12.3  Assignments; Participations..................................-89-
         12.4  Binding Effect; Assignment...................................-92-

Section                                                                     Page
-------                                                                     ----

         ARTICLE 13

         COLLATERAL AGENT; THE AGENTS

         13.1  Appointment..................................................-92-
         13.2  Nature of Duties.............................................-93-
         13.3  Rights, Exculpation, Etc.....................................-93-
         13.4  Reliance.....................................................-94-
         13.5  Indemnification of the Collateral Agent and the Agents
                by the Lenders..............................................-94-
         13.6  Collateral Agent in Individual Capacity......................-95-
         13.7  Successor Collateral Agent...................................-95-
         13.8  Collateral Matters...........................................-96-
         13.9  Restrictions on Actions by Lenders; Sharing of Payments......-97-
         13.10  Agency for Perfection.......................................-98-
         13.11  Payments by Collateral Agent to Lenders.....................-98-
         13.12  Concerning the Collateral and the Related Loan Documents....-98-
         13.13  Field Audit Reports; Disclaimers by Lenders.................-98-
         13.14  Relations Among Lenders.....................................-99-

ARTICLE 14

         MISCELLANEOUS

         14.1  Cumulative Remedies; No Prior Recourse to  Collateral.......-100-
         14.2  Severability................................................-100-
         14.3  Governing Law; Choice of Forum; Service of Process;
                Jury Trial Waiver..........................................-100-
         14.4  Survival of Representations and Warranties..................-102-
         14.5  Other Security and Guaranties...............................-102-
         14.6  Fees and Expenses...........................................-102-
         14.7  Notices.....................................................-103-
         14.8  Indemnity of the Collateral Agent and the Lenders
                by the Borrowers...........................................-103-
         14.9  Limitation of Liability.....................................-104-
         14.10  Waiver of Notices..........................................-104-
         14.11  Final Agreement; No Strict Construction....................-104-
         14.12  Counterparts...............................................-104-
         14.13  Captions...................................................-105-
         14.14  Right of Set-Off...........................................-105-
         14.15  Taxes......................................................-105-
         14.16  Joint and Several Liability................................-108-
         14.17  Contribution and Indemnification between the Borrowers.....-109-
         14.18  Agency of Imation for Enterprises..........................-109-

                             EXHIBITS AND SCHEDULES


EXHIBIT A         -      Form of Borrowing Base Certificate
EXHIBIT B-1       -      Financial Statements
EXHIBIT B-2       -      Latest Projections
EXHIBIT B-3       -      Pro Forma Statements of Borrowers
EXHIBIT C         -      List of Closing Documents
EXHIBIT D         -      Form of Notice of Borrowing
EXHIBIT E         -      Form of Notice of Conversion/Continuation
EXHIBIT F         -      Form of Assignment and Acceptance

SCHEDULE 2.2      -      Accounts for Loans; Authorized officers
SCHEDULE 5.1(b)   -      Mortgaged Real Estate
SCHEDULE 5.3      -      Locations of Collateral
SCHEDULE 5.15     -      Foreign Subsidiaries - Stock to be Pledged
SCHEDULE 7.2      -      Permitted Liens
SCHEDULE 7.3      -      Good Standing Jurisdictions
SCHEDULE 7.4      -      Trade Names
SCHEDULE 7.5      -      Subsidiaries and Affiliates
SCHEDULE 7.10     -      Real Estate and Leases;
SCHEDULE 7.13     -      Litigation
SCHEDULE 7.15     -      Labor Contracts and Disputes
SCHEDULE 7.16     -      Environmental Matters
SCHEDULE 7.19     -      Employee Benefit Plans
SCHEDULE 7.27     -      Bank Accounts
SCHEDULE 8.13     -      Debt
SCHEDULE 8.14     -      Foreign Subsidiary Investments
SCHEDULE 13.11    -      Lenders' Payment Instructions
SCHEDULE 14.7     -      Notice Addresses

                  This LOAN AND SECURITY AGREEMENT (the "Agreement") is dated as of December 31, 1998 among IMATION CORP., a Delaware corporation ("Imation"), with an office at One Imation Place, Oakdale, Minnesota 55128, and IMATION ENTERPRISES CORP., a Delaware corporation ("Enterprises"), with an office at One Imation Place, Oakdale, Minnesota 55128 (Imation and Enterprises being sometimes hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower"), the financial institutions named on the signature pages of this Agreement as "Lenders" (such financial institutions and their respective successors and assigns being sometimes hereinafter referred to collectively as the "Lenders" and each of such financial institutions and its successors and assigns being sometimes hereinafter referred to individually as a "Lender"), BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation ("BABC"), as agent and collateral agent for the Lenders (in such capacity, the "Collateral Agent"), and BANKBOSTON, N.A., and NBD BANK, as syndication agents and co-agents for the Lenders (in such capacities, the "Co-Agents" and collectively with the Collateral Agent, the "Agents"). In consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers, the Lenders, the Agents and the Collateral Agent hereby agree as follows:


                                    ARTICLE 1

                        INTERPRETATION OF THIS AGREEMENT

                  1.1  Definitions.  As used herein:

                  "Accounts" means all of each Borrower's now owned or hereafter acquired or arising accounts, contract rights, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

                  "Account Debtor" means each Person obligated in any way on or in connection with an Account.

                  "Accounting Changes" has the meaning specified in Section 1.2.

                  "Activation Event", "Activation Notice" and "Activation Period" have the meanings specified in Section 5.9(a).

                  "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of Imation, the net income of Imation and its Subsidiaries on a consolidated basis after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such fiscal period, less any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital asset; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any business entity, substantially all the assets of which have been acquired in any manner, or which has merged or otherwise consolidated with and into Imation or any such Subsidiary to the extent realized by such other business entity prior to the date of such acquisition, merger or consolidation; (d) earnings of any business entity (other than a Subsidiary) in which Imation or any such Subsidiary has an ownership interest unless (and only to the extent) such earnings shall actually have been received by Imation or any such Subsidiary in the form of cash distributions; (e) earnings of any Person to which assets of Imation or any such Subsidiary shall have been sold, transferred or disposed of, or into which Imation or any such Subsidiary shall have been merged (unless the surviving entity is a Subsidiary), or which has been a party with Imation or any such Subsidiary to any consolidation or other form of reorganization in which Imation or a Subsidiary is not the surviving entity, after the date of such transaction;
(f) gain arising from the acquisition of debt or equity Securities of Imation or any such Subsidiary or from cancellation or forgiveness of Debt; (g) gain arising from adjustments relating to the overaccrual of restructuring expenses during any prior fiscal period; and (h) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

                  "Adjusted Tangible Assets" means all of the assets of Imation and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP and reported on the Financial Statements except: (a) deferred assets (except for deferred taxes); (b) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (c) Restricted Investments, other than those described in clauses (a), (b), (c) or (g) of Section 8.20; (d) unamortized debt discount and expense; (e) assets of Imation and its Subsidiaries constituting capitalized software or information systems; and (f) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date.

                  "Adjusted Tangible Net Worth" means, at any date: (a) the book value (net of depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which Adjusted Tangible Assets would be shown on a consolidated balance sheet of Imation and its Subsidiaries at such date prepared in accordance with GAAP; less (b) (i) the amount at which the liabilities of Imation and its Subsidiaries would be shown on such consolidated balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be shown on such consolidated balance sheet, and (ii) to the extent not reflected on such consolidated balance sheet, the amount of the liabilities of Imation and its Subsidiaries under Guaranties of Debt.

                  "Affiliate" means: (a) any Person which, directly or indirectly, controls, is controlled by or is under common control with, a Borrower; (b) any Person which beneficially owns or holds, directly or indirectly, five percent (5.0%) or more of any class of Voting Stock of a Borrower; or (c) any Person, five percent (5.0%) or more of any class of the Voting Stock of which is beneficially owned or held, directly or indirectly, by a Borrower. Control (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used herein, means the possession, directly or indirectly, of the power in any form to direct or cause the direction of the management and policies of the Person in question.

                  "Agent" and "Agents" have the meanings specified in the introductory paragraph hereof.

                  "Aggregate Revolver Outstandings" means, at any time, the sum of (1) the unpaid balance of Revolving Loans, (2) the aggregate undrawn face amount of all outstanding Letters of Credit, and (3) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

                  "Anniversary Date" means each anniversary of the Closing Date.

                  "Applicable L/C Fee Margin" means the per annum rate from time to time in effect, payable with respect to outstanding Letters of Credit, as determined by reference to the grid contained in Section 3.1.

                  "Applicable LIBOR Margin" means the per annum interest rate from time to time in effect, payable in addition to the LIBO Rate, as determined by reference to the grid contained in Section 3.1.

                  "Applicable Margins" means, collectively, the Applicable L/C Fee Margin, the Applicable LIBOR Margin and the Applicable Reference Rate Margin.

                  "Applicable Reference Rate Margin" means the per annum interest rate from time to time in effect, payable in addition to the Reference Rate, as determined by reference to Section 3.1.

                  "Appraised Equipment" shall mean that Equipment covered by the MB Valuation appraisal dated October 26, 1998.

                  "Assignment and Acceptance" has the meaning specified in
Section 12.3(a).

                  "Authorized Officer" means the chief executive officer, chief operating officer, chief financial officer, any vice president, the treasurer or any assistant treasurer of either Borrower, and for purposes of Sections 6.3 (f) and 7.16, includes the chief environmental officer of Imation, whatever the title of such Person may be.

                  "Availability" means, at any time, (a) the Maximum Revolver Amount at such time minus (b) the sum of Aggregate Revolver Outstandings at such time plus all Pending Revolving Loans at such time. In determining pursuant to Sections 2.2(a), 2.2(g) or 2.2(h) whether Revolving Loans to be made on any date would exceed Availability on such date, such proposed Revolving Loans shall be counted as either Revolving Loans or Pending Revolving Loans for purposes of calculating Availability on such date, but shall not be counted as both Revolving Loans and Pending Revolving Loans.

                  "BABC" means BankAmerica Business Credit, Inc., a Delaware corporation.

                  "Bank of America" means Bank of America National Trust and Savings Association, a national banking association, or any successor entity thereto.

                  "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.ss. 101 et seq.).

                  "Base LIBO Rate" means, during any Interest Period, the rate of interest per annum (rounded upward to the nearest whole multiple of 1/16 of 1.0%, if such rate is not such a multiple) equal to the rate of interest notified to the Collateral Agent by Bank of America at which Dollar deposits in the approximate amount of the Loans to be made or continued as, or converted into, LIBOR Loans for such Interest Period and having a maturity comparable to such Interest Period would be offered by the London lending office of Bank of America in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.

                  "Benefit Plan" means a defined benefit plan as defined in
Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which a Borrower or an ERISA Affiliate is, or since July 1, 1996 was, an "employer" as defined in Section 3(5) of ERISA.

                  "Borrower" and "Borrowers" have the meanings specified in the introductory paragraph hereof.

                  "Borrowing" means a borrowing consisting of Reference Rate Loans or LIBOR Loans made, continued or converted on the same day by the Lenders (or by BABC in the case of a Borrowing funded by Swing Loans) or by the Collateral Agent in the case of a Borrowing consisting of a Collateral Agent Advance.

                  "Borrowing Base" means, at any time, the sum of (a) eighty percent (80.0%) of the Net Amount of Eligible Accounts at such time plus (b) an amount equal to the lesser of (1) $60,000,000, and (2) fifty percent (50.0%) of the value of Eligible Inventory at such time; plus (c) the Machinery and Equipment Component at such time.

                  "Borrowing Base Availability" means, at any time, (a) the Borrowing Base at such time, minus the sum of (i) reserves for accrued interest on the Obligations (provided, that such reserves for accrued interest shall be established only during the continuance of an Event of Default), (ii) any Environmental Compliance Reserve, (iii) any Rent Reserve, and (iv) all other reserves which the Collateral Agent reasonably deems necessary or desirable to maintain with respect to the Borrowers' accounts, including, without limitation, reserves for any amounts which the Collateral Agent or any Lender may be obligated to pay in the future for the account of either Borrower; minus (b) the sum of the Aggregate Revolver Outstandings at such time plus all Pending Revolving Loans at such time.

                  "Borrowing Base Certificate" means a certificate of the chief financial officer, the treasurer or any assistant treasurer of Imation (for itself and as agent for Enterprises) substantially in the form of Exhibit A (or another form mutually acceptable to the Collateral Agent and the Borrowers) setting forth calculations of the Borrowing Base, including calculations of each component thereof, all in such detail as shall be reasonably satisfactory to the Collateral Agent.

All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by Imation (for itself and as agent for Enterprises) and certified to the Collateral Agent; provided, that the Collateral Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

                  "Business Day" means (a) any day that is not a Saturday, a Sunday, or a day on which banks in Chicago, Illinois are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBO Rate or LIBOR Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading is carried on by and between banks in the London interbank market.

                  "Capital Expenditures" means, with respect to Imation and its Subsidiaries on a consolidated basis for any period, the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, acquired during such period and having a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with a Capital Lease.

                  "Capital Lease" means any lease of property by Imation or any of its Subsidiaries on a consolidated basis which, in accordance with GAAP, is or should be reflected as a capital lease on the consolidated balance sheet of Imation and its Subsidiaries.

                  "Closing Date" means the date on which the initial extension of credit is made hereunder.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

                  "Collateral" has the meaning specified in Section 5.1.

                  "Collateral Agent" means BankAmerica Business Credit, Inc., in its capacity as collateral agent for the Lenders, and any successor Collateral Agent appointed pursuant to Section 13.7.

                  "Collateral Agent Advances" has the meaning specified in
Section 2.2(i).

                  "Collateral Agent's Fee" has the meaning specified in Section 3.5.

                  "Collateral Agent's Liens" means the Liens granted to the Collateral Agent, for the ratable benefit of the Collateral Agent, the Agents and the Lenders, pursuant to this Agreement and the other Loan Documents.

                  "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 12.3, as such Commitment may be adjusted from time to time in accordance with the provisions of Section
12.3 or reduced pursuant to Section 4.2(a), and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

                  "Commitment Fee Letter" means the commitment fee letter dated as of December 31, 1998 among BABC, BankBoston, N.A., NBD Bank, Imation and Enterprises.

                  "Compliance Certificate" has the meaning specified in Section 6.2(e).

                  "Concentration Account" has the meaning specified in Section 5.9(a).

                  "Contaminant" means any hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such hazardous substance or waste, as those terms are defined or used in any Environmental Laws.

                  "Corporate Campus Assets" means the real property, buildings and improvements comprising Imation's corporate headquarters campus in Oakdale, Minnesota, and all Equipment integral to the operation of such real property, buildings and improvements, and all Equipment leased to Eastman Kodak Company located in the Discovery building that is part of such headquarters campus.

                  "Debt" of a Person means, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all reimbursement or payment obligations of such Person with respect to surety instruments; (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person with respect to capital leases which should be recorded on a balance sheet of such Person in accordance with GAAP; (g) all indebtedness of the types referred to in clauses (a) through (f) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, provided, that the amount of any such Debt shall be deemed to be the lesser of the face principal amount thereof and the fair market value of the property subject to such Lien; and (h) all obligations of such Person under Guaranties of Debt of any other Person of the types described in clauses
(a) -

(g). Debt of any Person shall include all Debt of any partnership or joint venture in which such Person is a general partner or a joint venturer (other than any such Debt which is expressly non-recourse to such Person).

                  "Default" means any event or condition which would constitute an Event of Default if any requirement in connection therewith for the giving of notice or the lapse of time, or both, had been satisfied.

                  "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus
(b) two percent 2.0%. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

                  "Defaulting Lender" has the meaning specified in Section 2.2(g)(ii).

                  "Distribution" means (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for such stock), other than distributions in capital stock (or any options or warrants for such stock) of the same class, or in respect of a limited liability company or partnership interest, membership or other equity interest (or any options or warrants for such equity interests); or (b) the redemption or other acquisition of any capital stock (or any options or warrants for such stock), partnership interest, membership interest or other equity interest (or any options or warrants for such equity interests).

                  "DOL" means the United States Department of Labor or any successor department or agency.

                  "Dollar" and "$" means dollars in the lawful currency of the United States.

                  "EBIT" means, with respect to any fiscal period of Imation and its Subsidiaries, on a consolidated basis, Adjusted Net Earnings from Operations for such period, plus, to the extent deducted in computing such Adjusted Net Earnings from Operations, (1) interest expense, and (2) any provision for income taxes.

                  "Eligible Accounts" means, at any time, those Accounts which, when scheduled to the Lenders and at all times thereafter, do not violate the negative covenants and other provisions of this Agreement and do satisfy the affirmative covenants and other provisions of this Agreement and which the Collateral Agent deems eligible as the basis for Revolving Loans, based on criteria which the Collateral Agent establishes in its reasonable credit judgment. Without limiting the foregoing, no Account shall be an Eligible Account if:

                  (1) It is more than sixty (60) days past due, or it is due or unpaid more than one hundred twenty (120) days after the date of the original invoice issued by the applicable Borrower with respect to the sale or services giving rise thereto; or

                  (2) Fifty percent (50.0%) or more (based on aggregate Dollar amount) of the Accounts from the Account Debtor are more than sixty
         (60) days past due, or are due or unpaid more one hundred twenty (120) days after the date of the original invoice issued by the applicable Borrower with respect to the sale or services giving rise thereto; or

                  (3) It is an Intercompany Account or arises out of a sale not made in the ordinary course of the applicable Borrower's business; or

                  (4) Any representation or warranty contained in this Agreement with respect to all Eligible Accounts or any warranty with respect to such Account contained in this Agreement has been breached; or

                  (5) The Account is subject to any right of set-off by the Account Debtor, and that Account Debtor has not entered into an agreement with the Collateral Agent which is reasonably acceptable to the Collateral Agent with respect to the waiver of rights of set-off; or the Account Debtor has disputed liability, or made any claim with respect to any other Account due from such Account Debtor to the applicable Borrower, provided, that such Account shall be rendered ineligible only to the extent of the amount of such set-off, dispute or claim; or

                  (6) The Account Debtor (i) has filed a petition for bankruptcy or any other petition for relief under the Bankruptcy Code or any other bankruptcy or insolvency law or has made an assignment for the benefit of creditors, (ii) has had filed against it any petition or other application for relief under the Bankruptcy Code or any other bankruptcy or insolvency law, (iii) has suspended its business operations, become insolvent, or suffered a receiver or a trustee to be appointed for any of its assets or affairs, or (iv) in the case of any Account Debtor which is an individual, is deceased or has been declared judicially incompetent; or

                  (7) It arises out of a sale to an Account Debtor outside the continental United States and Canada, unless the sale is on letter of credit or acceptance terms reasonably acceptable to the Collateral Agent; or

                  (8) It arises out of a sale to a customer on (a) a C.O.D. basis, or (b) a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, or any other repurchase or return basis; or

                  (9) The Collateral Agent believes, in its reasonable judgment, that collection of such Account is insecure or that such Account may not be paid by reason of the Account Debtor's financial inability to pay; or

                  (10) The Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Borrower assigns its right to payment of such Accounts to the Collateral Agent in accordance with the terms of the Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 et seq.); or

                  (11) The goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Borrower and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services; or

                  (12) It is owed by an Account Debtor which is obligated to the Borrowers respecting Accounts the aggregate unpaid balance of which exceeds five percent (5.0%) of the aggregate unpaid balance of all Accounts owed to the Borrowers at such time by all of the Account Debtors, provided, that such Account shall be rendered ineligible only to the extent the amount thereof exceeds such percentage; or

                  (13) The Account from the respective Account Debtor exceeds a credit limit reasonably determined by the Collateral Agent, in its reasonable discretion, at any time or times hereafter, to the extent such Account exceeds such limit; or

                  (14) It is an Account with respect to which the Account Debtor is located in any State requiring the filing of a Notice of Business Activities Report or similar report in order to permit the applicable Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year; or

                  (15) The Account is evidenced by chattel paper or instruments; or

                  (16) The Account arises out of a contract or order which, by its terms, forbids, restricts or makes void or unenforceable the assignment by the applicable Borrower to the Collateral Agent of such Account; or

                  (17) With respect to such Account, a check or other instrument for the payment of money, tendered in full or partial satisfaction of such Account, has been received, presented for payment and returned uncollected for any reason; or

                  (18) The applicable Borrower has extended the time for payment for such Account beyond the time periods set forth in clause (1) above without the consent of the Collateral Agent; or

                  (19) The perfection, enforceability or validity of the Collateral Agent's Liens in such Account, or, except as set forth in clause (10) above, the Collateral Agent's or

         Lenders' ability to obtain direct payment of the proceeds of such Account, is governed by any federal, state or local statutory requirements other than those of the UCC; or

                  (20) The Account Debtor is any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation or other instrumentality thereof and as to which the Collateral Agent determines that its Lien therein is not or cannot be perfected; or

                  (21) The Account is not subject to a first priority perfected security interest in favor of the Collateral Agent and free of all Liens other than Permitted Liens; or

                  (22) The Account arises out of the sale of a service contract; or

                  (23) The Account is owed by an Account Debtor which is an employee, officer or director of the applicable Borrower or of any Affiliate of the applicable Borrower.

                  If any Account at any time ceases to be an Eligible Account by reason of (a) any of the foregoing exclusions, or (b) any failure to meet any other eligibility criteria established by the Collateral Agent in the exercise of its reasonable credit judgment upon five (5) Business Days prior notice to the applicable Borrower, such Account shall immediately be excluded from the calculation of Eligible Accounts.

                  "Eligible Inventory" means Inventory, determined on a first-in-first-out basis and valued at the lower of cost or market value, and net of any standard cost adjustments, which the Collateral Agent deems eligible as the basis for Revolving Loans, based on criteria which the Collateral Agent establishes in the exercise of its reasonable credit judgment. Without limiting the foregoing, no Inventory shall be Eligible Inventory if: (a) it is obsolete or unmerchantable; (b) it is located at premises not owned by the applicable Borrower unless the Collateral Agent has received bailment agreements, landlord waivers, consignment agreements, UCC notification statements or such other agreements and instruments as are reasonably acceptable to the Collateral Agent with respect to such Inventory (provided, that with respect to Inventory located at the Borrowers' distribution centers located in Kansas City, Missouri, Ontario, California and Harrisburg, Pennsylvania, and the leased locations in White City, Oregon and Houston, Texas, such Inventory shall not, in the absence of appropriate landlord waivers, be excluded from Eligible Inventory but shall be the subject of the Rent Reserve); (c) it is not subject to a first priority perfected security interest in favor of the Collateral Agent and free of all Liens other than Permitted Liens; (d) it is raw material, work-in-process, spare parts, packaging or shipping materials, or supplies; (e) it is bill-and-hold Inventory, returned or defective Inventory, Inventory delivered to the applicable Borrower on consignment, or Inventory which is in transit; or (f) it is Inventory which in any way fails to meet or violates any applicable representation, warranty or covenant contained in this Agreement relating directly or indirectly to such Inventory. In addition to the foregoing, and without duplicating the deduction of any Inventory from the amount of Eligible Inventory, the Collateral Agent shall establish a reserve against the amount of Eligible Inventory for slow-moving Inventory, in an amount equal to (i) one hundred percent

(100.0%) of the amount of Inventory in a category with respect to which there has been no sales activity during the preceding twelve (12) months, (ii) twenty-five percent (25.0%) of the amount of Inventory in a category with respect to which there has been no sales activity during the preceding three (3) months, or (iii) twenty-five (25.0%) of the amount of Inventory in a category with respect to which there exists greater than a one-year supply, based upon historical usage; provided, that the Collateral Agent shall be permitted to revise its methodology for calculating slow-moving Inventory set forth in this sentence in the exercise of its reasonable credit judgment..

                  If any Inventory at any time ceases to be Eligible Inventory by reason of (a) any of the foregoing exclusions or (b) any failure to meet any other eligibility criteria established by the Collateral Agent in the exercise of its reasonable credit judgment upon five (5) Business Days prior notice to the applicable Borrower, such Inventory shall immediately be excluded from the calculation of Eligible Inventory.

                  "Enterprises" has the meaning specified in the introductory paragraph hereof.

                  "Environmental Compliance Reserve" means any reserves which the Collateral Agent from time to time establishes in its reasonable credit judgment for amounts that are required to be expended in order for a Borrower and such Borrower's operations and property to comply with Environmental Laws or in order to correct any violation by such Borrower or such Borrower's operations or property of Environmental Laws.

                  "Environmental Laws" means all federal, state and local laws, rules, regulations, ordinances, programs, and permits relating to health, safety, hazardous substances, and environmental matters applicable to a Borrower and/or its business and facilities (whether or not owned by it). Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., as amended; the Clean Water Act, 42 U.S.C. ss. 466 et seq., as amended; the Clean Air Act, 46 U.S.C. ss. 7401 et seq., as amended; state and federal lien and environmental cleanup programs; the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq.; and U.S. Department of Transportation regulations, each as from time to time hereafter in effect.

                  "Environmental Lien" means a Lien in favor of any Public Authority for (1) any liability under any Environmental Laws, or (2) damages arising from, or costs incurred by such Public Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                  "Environmental Property Transfer Act" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Acts" or "Responsible Property Transfer Acts."

                  "Equipment" means all of a Borrower's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including, without limitation, motor vehicles, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by such Borrower and all of such Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                  "ERISA Affiliate" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as a Borrower; (ii) a partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with a Borrower; or (iii) for purposes of Section 412 of the Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as a Borrower, any corporation described in clause (i) above or any partnership, trade or business described in clause
(ii) above.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

                  "Event of Default" has the meaning specified in Section 10.1.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Collateral Agent from three (3) federal funds brokers of recognized standing selected by the Collateral Agent.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

                  "Fee Letter" means the fee letter dated as of December 31, 1998 among BABC, Imation and Enterprises.

                  "Financial Statements" means, according to the context in which it is used, the financial statements attached hereto as Exhibit B-1, or the pro forma balance sheet attached hereto as Exhibit B-3, or any financial statements required to be given to the Lenders pursuant to Sections 6.2(a), (b), and (c), or any combination thereof.

                  "Fiscal Year" means the Borrowers' fiscal year for financial accounting purposes.

                  "Foreign Subsidiary" means any Subsidiary organized under the laws of a jurisdiction other than the United States or any state thereof.

                  "Foreign Subsidiary Guaranties" means Guaranties by either Borrower of the obligations of a Foreign Subsidiary.

                  "Foreign Subsidiary Letter of Credit" means a Letter of Credit issued to a lender to a Foreign Subsidiary to support the obligations of such Foreign Subsidiary to such lender under the related loan documents.

                  "Funding Date" means the date any Revolving Loans (including Swing Loans and Collateral Agent Advances) are to be made hereunder.

                  "GAAP" means at any particular time generally accepted accounting principles as in effect at such time, consistently applied.

                  "General Intangibles" means all of a Borrower's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of such Borrower of every kind and nature (other than Accounts), including, without limitation, all Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Borrower in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Borrower is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Borrower to secure payment by an Account Debtor of any of the Accounts.

                  "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligation of any other Person, other than endorsements of items submitted for collection or deposit in the ordinary course of business, (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity Securities or other property or services.

                  "Imation" has the meaning specified in the introductory paragraph hereof.

                  "Interest Coverage Ratio" means, for any fiscal period, the ratio of (a) EBIT for such fiscal period, to (b) interest expense for such fiscal period.

                  "Interest Period" means, with respect to each LIBOR Loan, the interest period applicable to such LIBOR Loan as determined pursuant to Section 3.3(b).

                  "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

                  "Inventory" means all of a Borrower's now owned and hereafter acquired inventory, goods, and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in such Borrower's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

                  "IRS" means the Internal Revenue Service or any successor agency.

                  "Latest Projections" means the projections of Imation's consolidated quarterly financial condition, results of operations, and cash flow for the 1999 Fiscal Year, attached hereto as Exhibit B-2.

                  "L/C Credit Support" has the meaning specified in Section 2.3(a).

                  "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof.

                  "Lender Affiliate" means an affiliate of a Lender.

                  "Letter of Credit" means a stand-by letter of credit issued or caused to be issued for the account of a Borrower or with respect to which L/C Credit Support is provided, in any case pursuant to Section 2.3.

                  "Letter of Credit Fee" has the meaning specified in Section
3.7.

                  "LIBO Rate" means, for any Interest Period with respect to LIBOR Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/1000th of 1.0%) determined by the Collateral Agent as follows:

         LIBO Rate  =  Base LIBO Rate
                       -------------------------------
                       1.00 - LIBOR Reserve Percentage

                  "LIBOR Interest Rate Determination Date" means each date of calculating the LIBO Rate for purposes of determining the interest rate with respect to an Interest Period. The LIBOR Interest Rate Determination Date for any LIBOR Loan shall be the second Business Day prior to the first day of the related Interest Period for such LIBOR Loan.

                  "LIBOR Loan" means a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the LIBO Rate.

                  "LIBOR Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.0%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency Liabilities having a term comparable to such Interest Period.

                  "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including, without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assign ment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property.

                  "Loan" means each Revolving Loan.

                  "Loan Documents" means this Agreement, the Mortgages, the Pledge Agreements, and other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

                  "Lock-Box Account" and "Lock-Box Bank" have the meanings specified in Section 5.9(a).

                  "Machinery and Equipment Component" means an amount equal to $37,600,000 on the Closing Date, such amount to be reduced by $1,880,000 on the first day of each calendar quarter, commencing April 1, 1999. The Machinery and Equipment Component shall be further reduced by an amount equal to eighty percent (80.0%) of the appraised orderly liquidation value of any item of Appraised Equipment which shall be lost, damaged (to the extent of the damage), destroyed, condemned, sold, or otherwise disposed of, and increased in the event that the applicable Borrower acquires replacement Equipment for any Appraised Equipment so lost, damaged, destroyed, condemned, sold or otherwise disposed of, such increase (a) to be effective upon delivery to the Collateral Agent of (i) an appraisal of such replacement Equipment reasonably satisfactory to the Collateral Agent and (ii) evidence that the Collateral Agent has a perfected first priority security interest in such replacement Equipment, free of all Liens other than Permitted Liens, and (b) to be in an amount equal to the lesser of (i) 80% of the appraised orderly liquidation value of such replacement Equipment and (ii) the amount of the reduction in the Machinery and Equipment Component as a result of the loss, damage, destruction, condemnation, sale or other disposition of the Appraised Equipment so replaced. Any such replacement Equipment shall be Appraised Equipment upon the conditions of clause (a) above having been satisfied.

                  "Majority Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate at least sixty-six and two-thirds percent (66.66%) as such percentage is determined under the definition of Pro Rata Share set forth herein.

                  "Material Environmental Event" means an event, occurrence or condition relating to Environmental Laws or other environmental matters which could reasonably be expected to result in liability to a Borrower in excess of $500,000 in any year or to materially and adversely impair the Borrowers' ability to perform their obligations hereunder.

                  "Material Subsidiary" means a Subsidiary the assets of which comprise five percent (5%) or more of the consolidated assets of Imation and its Subsidiaries.

                  "Maximum Revolver Amount" means, at any time, (a) the lesser of (1) the amount of the Revolver Facility at such time; or (2) the Borrowing Base at such time; minus (b) the sum of (i) reserves for accrued interest on the Obligations (provided, that such reserves for accrued interest shall be permitted to be established only during the continuance of an Event of Default);
(ii) any Environmental Compliance Reserve; (iii) any Rent Reserve; and (iv) all other reserves which the Collateral Agent reasonably deems necessary or desirable to maintain with respect to the Borrowers' accounts, including, without limitation, reserves for any amounts which the Collateral Agent or any Lender may be obligated to pay in the future for the account of either Borrower.

                  "Mortgages" means all real property mortgages, leasehold mortgages, assignments of leases, mortgage deeds, deeds of trust, deeds to secure debt, security agreements, and other similar instruments entered into at any time which provide the Collateral Agent a Lien, for the ratable benefit of the Collateral Agent, the Agents and the Lenders, on, or other interest in any portion of the Premises or the Real Estate or which relate to any such Lien or interest.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or since July 1, 1996 contributed to by a Borrower or any ERISA Affiliate.

                  "Net Amount of Eligible Accounts" means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less Rebates Payable, returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

                  "Notice of Borrowing" has the meaning specified in Section 2.2(b).

                  "Notice of Conversion/Continuation" has the meaning specified in Section 3.2(b).

                  "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by each Borrower to the Collateral Agent, the Co-Agents and/or any Lender, arising under or pursuant to this Agreement or the other Loan Documents, whether or not evidenced by any note, instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Collateral Agent and/or any Lender in each Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to such Borrower hereunder or under another Loan Document. "Obligations" includes, without limitation, all debts, liabilities, and obligations now or hereafter owing from each Borrower to the Collateral Agent, the Agents and/or any Lender under or in connection with the Letters of Credit.

                  "Other Taxes" has the meaning specified in Section 14.15.

                  "Participating Lender" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement pursuant to Section 12.3(e), and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

                  "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice(s) of Borrowing received by the Collateral Agent but which Revolving Loans have not yet been advanced at such time.

                  "Permitted Acquisitions" means acquisitions by either Borrower of substantially all of the assets or capital stock of any Person, provided, that (a) such Borrower shall have notified the Collateral Agent and the Lenders of any contemplated acquisition at least ten (10)

Business Days in advance thereof, (b) the Collateral Agent shall have received perfected Liens on all of the acquired assets (which shall be prior to all Liens other than Permitted Liens) within ten days after such acquisition, (c) in the event that the acquisition shall be of capital stock, and the acquired Person shall remain a Subsidiary of such Borrower, such Borrower shall cause such Subsidiary to deliver to the Collateral Agent a Guaranty of the Obligations, secured by a perfected Lien on the assets of such Subsidiary (which shall be prior to all Liens other than Permitted Liens) within ten days after such acquisition and such Borrower shall pledge such capital stock to the Collateral Agent within ten days after such acquisition, pursuant to a guaranty and a pledge agreement, in each case in form and substance reasonably satisfactory to the Collateral Agent, (d) each such acquisition shall be of a business or line of business engaged in by the Borrowers on the Closing Date or a business reasonably related thereto, and (e) the aggregate consideration (including assumed Debt) for all such acquisitions during the term of this Agreement shall not exceed $50,000,000. Notwithstanding the foregoing, in the case of the acquisition of a Foreign Subsidiary, the requirement of Liens in clauses (b) and
(c) shall be limited to Liens on 65% of the capital stock of such Foreign Subsidiary.

                  "Permitted Liens" means:

                  (a) Liens for taxes not yet payable; or statutory Liens for taxes in an amount not to exceed $250,000, provided that the payment of such taxes which are due and payable is being contested in good faith and by proper proceedings diligently pursued, and that reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and that a stay of enforcement of any such Lien is in effect;

                  (b)  the Collateral Agent's Liens;

                  (c) Liens upon Equipment granted in connection with the acquisition of such Equipment by the applicable Borrower after the Closing Date (including, without limitation, pursuant to Capital Leases), provided that (i) the Debt incurred to finance each such acquisition is permitted by Section 8.13, and (ii) each such Lien attaches only to the Equipment acquired with the Debt secured thereby;

                  (d) deposits under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                  (e) Liens which arise by operation of law under Article 2 of the Uniform Commercial Code in favor of unpaid sellers of goods or prepaying buyers of goods, or liens in items of any accompanying documents or proceeds of either arising by operation of law under Article 4 of the Uniform Commercial Code in favor of a collecting bank;

                  (f) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demands when due, such unpaid claims or demands do not exceed $1,000,000 in the aggregate;

                  (g) Reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the applicable Borrower's business;

                  (h) Judgment Liens to the extent that the attachment or enforcement of such liens would not result in an Event of Default hereunder;

                  (i) Liens in existence on the Closing Date and reflected on
Schedule 7.2;

                  (j) Liens on equipment or real property of a Person that becomes a Subsidiary of either Borrower as a result of a Permitted Acquisition, and not created in contemplation of such Permitted Acquisition;

                  (k) Liens on the Corporate Campus Assets;

                  (l) Liens on a Borrower's Equipment or Real Estate securing other liabilities in an amount not exceeding $500,000 at any time; and

                  (m) Liens replacing Liens permitted under clauses (c), (j) and
(k) above, provided that any such replacement Liens shall not attach to assets other than assets to which the Lien being replaced applies, or secure Debt other than the Debt refinancing the Debt secured by the Lien being replaced.

                  "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Public Authority, or other entity.

                  "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which a Borrower or any ERISA Affiliate is, or since July 1, 1996 was, an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreements" means the Stock Pledge Agreement dated as of the date hereof executed by Imation in favor of the Collateral Agent, for the benefit of itself and the Lenders, pledging the capital stock of Enterprises, Publishing Software and Imation Funding Corp., and the Pledge Agreement dated as of the date hereof executed by Imation in favor of the Collateral Agent, for the benefit of itself and the Lenders, pledging Imation's limited partnership interests in Hummer Winblad Venture Partners L.P., Hummer Winblad Venture Partners II, L.P., 21st Century Internet Fund, L.P. and Edelson IV, L.P.

                  "Premises" means the land identified by addresses on Schedule 7.10, together with all buildings, improvements, and fixtures thereon and all tenements, hereditament, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which a Borrower has any interest on the Closing Date.

                  "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders.

                  "Proprietary Rights" means all of a Borrower's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                  "Public Authority" means the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing.

                  "Publishing Software" means Imation Publishing Software Corp., a Delaware corporation and wholly-owned Subsidiary of Imation.

                  "Rebates Payable" means rebates payable by either Borrower with respect to Eligible Accounts, in amounts reflected in such Borrower's books and records.

                  "Real Estate" means all of the present and future interests of a Borrower, as owner, lessee, or otherwise, in the Premises, including, without limitation, any interest arising from an option to purchase or lease the Premises or any portion thereof.

                  "Reference Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate." The "reference rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the date specified in the public announcement of such change. Each Interest Rate based upon the Reference Rate shall be adjusted simultaneously with any change in the Reference Rate.

                  "Reference Rate Loan" means a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the Reference Rate.

                  "Register" has the meaning specified in Section 12.3(c).

                  "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

                  "Rent Reserve" means a reserve to be established by the Collateral Agent in an amount from time to time equal to the sum of one month's rent (including expense for logistic services) for the Borrowers' distribution centers located in Kansas City, Missouri, Ontario, California and Harrisburg, Pennsylvania and the leased locations in White City, Oregon and Houston, Texas; provided, that no such reserve shall be established with respect to any such location with respect to which the Collateral Agent shall have received a landlord's waiver in form and substance reasonably satisfactory to the Collateral Agent.

                  "Report" has the meaning specified in Section 13.13.

                  "Reportable Event" means any of the events described in
Section 4043 of ERISA.

                  "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate at least fifty-one percent (51.0%), as such percentage is determined under the definition of Pro Rata Share set forth herein.

                  "Restricted Investment" means any acquisition of property by a Borrower in exchange for cash or other property, whether in the form of an acquisition of stock, debt Security, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except Permitted Acquisitions and acquisi tions of the following: (a) fixed assets to be used in the business of such Borrower;
(b) Inventory in the ordinary course of business; (c) current assets arising from the sale or lease of goods or the rendition of services in the ordinary course of business of such Borrower; and (d) Imation's capital stock permitted pursuant to Section 8.10.

                  "Revolver Facility" means, as the context may require, either
(a) $175,000,000, as such amount may be reduced pursuant to Section 4.2(a), or
(b) the agreement by the Lenders to provide Revolving Loans and Letters of Credit up to such amount subject to the terms of this Agreement.

                  "Revolving Loans" has the meaning specified in Section 2.2, and includes each Swing Loan and Collateral Agent Advance.

                  "Security" has the meaning specified in Section 2(1) of the Securities Act of 1933, as amended.

                  "Settlement" and "Settlement Date" have the meanings specified in Section 2.2(j)(1).

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                  (i) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

                  (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                  (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

                  (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Stated Termination Date" means December 31, 2001.

                  "Subsidiary" means any business entity of which more than fifty percent (50.0%) of the outstanding Voting Stock is at the time, directly or indirectly through one or more intermediaries, owned by a Borrower and/or one or more of its Subsidiaries.

                  "Supporting Letter of Credit" has the meaning specified in
Section 2.3(j).

                  "Swing Loan" and "Swing Loans" have the meanings specified in
Section 2.2(h).

                  "Taxes" has the meaning specified in Section 14.15.

                  "Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Revolver Facility is terminated either by the Borrowers pursuant to Section 4.2 or by the Majority Lenders pursuant to Section 10.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever.

                  "Termination Event" means: (1) a Reportable Event with respect to any Benefit Plan; (2) the withdrawal of a Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which such Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (3) the imposition of an obligation on a Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (4) the institution by the PBGC of proceedings to terminate a Benefit Plan; (5) any event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (6) the partial or complete withdrawal of a Borrower or any ERISA Affiliate from a Multiemployer Plan; or (7) the cessation of operations which results in the termination of employment of twenty percent (20.0%) of Benefit Plan participants who are employees of a Borrower and its ERISA Affiliates.

                  "UCC" means the Uniform Commercial Code (or any successor statute) of the State of Illinois or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

                  "Unused Line Fee" has the meaning specified in Section 3.6.

                  "Unused Letter of Credit Subfacility" means an amount equal to the lesser of $100,000,000 minus the aggregate maximum undrawn face amount of all outstanding Letters of Credit and the amount of unpaid reimbursement obligations with respect to all Letters of Credit.

                  "Voting Stock" means securities, ownership interests or membership interests of any class or classes of a business entity, the holders of which are ordinarily, in the absence of contingencies, (a) entitled to elect a majority of the corporate directors (or Persons performing similar functions), if such entity is a corporation, (b) entitled to cast a majority of the votes on the general business matters of such entity, or (c) entitled to act as the sole general partner or sole manager, or entitled to elect the manager or managing general partner of such entity.

                  1.2 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in this Agreement, then the Borrowers, the Collateral Agent and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrowers' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Majority Lenders to any required amendments of such provisions shall be sufficient to bind all of the Lenders. "Accounting Changes" means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto or any agency with similar functions), or (b) changes in accounting principles concurred in by the Borrowers' certified public accountants. If the Borrowers and Majority Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. Until the Borrowers and Majority Lenders agree upon the required amendments, all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with this Agreement shall be prepared, delivered and made without regard to the underlying Accounting Change.

                  1.3 Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. Any references herein to exhibits, schedules, sections or articles are references to exhibits, schedules, sections or articles of this Agreement, unless otherwise specified. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine, or neuter pronoun shall also include the other genders.

                  1.4 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" shall each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed and references in this Agreement to months and years shall be to calendar months and calendar years unless otherwise specified. Unless otherwise expressly provided for in this Agreement, if any time period provided for herein would otherwise end on a day other than a Business Day, such time period shall be extended until the next succeeding Business Day.


                                    ARTICLE 2

                           LOANS AND LETTERS OF CREDIT

                  2.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders severally agree to make available a credit facility for the Borrowers' use from time to time during the term of this Agreement, comprised of a revolving line of credit consisting of revolving loans and letters of credit up to the Maximum Revolver Amount, as described in Sections 2.2 and 2.3.

                  2.2 Revolving Loans. (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 9, each Lender severally agrees, upon each Borrower's request from time to time, to make revolving loans (the "Revolving Loans") to such Borrower, in an aggregate amount not to exceed such Lender's Pro Rata Share of Availability at such time. The Lenders, however, in their discretion, may elect (any such election being made by all of the Lenders) to make Revolving Loans or participate (as provided for in Section 2.3(f)) in the L/C Credit Support provided through the Collateral Agent to the issuers of Letters of Credit, in excess of Availability on one or more occasions, but if they do so, neither the Collateral Agent nor the Lenders shall be deemed thereby to have changed the limits of the Maximum Revolver Amount, or to be obligated to exceed such limits on any other occasion. If at any time the Aggregate Revolver Outstandings exceed the Maximum Revolver Amount, the Lenders may refuse to make or otherwise restrict the making of Revolving Loans, on such terms as the Lenders determine, until any such excess has been eliminated, subject to the Collateral Agent's authority, in its discretion, to make Collateral Agent Advances pursuant to the terms of Section 2.2(i).

                  (b) Notice of Borrowing. Whenever a Borrower desires to borrow Revolving Loans under this Section 2.2, such Borrower shall deliver to the Collateral Agent a written request substantially in the form of Exhibit D hereto (a "Notice of Borrowing") signed by an authorized officer of such Borrower, no later than (i) 10:00 a.m. (Chicago, Illinois time) on the requested Funding Date, in the case of requests for Reference Rate Loans, or (ii) 10:00 a.m. (Chicago, Illinois time) three (3) Business Days in advance of the requested Funding Date, in the case of requests for LIBOR Loans. The Notice of Borrowing shall, with respect to any Revolving Loans requested, specify (i) the requested Funding Date (which shall be a Business Day), (ii) the aggregate amount of the requested Revolving Loans, (iii) whether the Revolving Loans requested are to be Reference Rate Loans or LIBOR Loans, (iv) if the requested Revolving Loans are to be LIBOR Loans, the requested Interest Period, and (v) the account to which the proceeds of such Revolving Loans are to be transferred, which account shall be one of the accounts specified by the applicable Borrower pursuant to the first sentence of Section 2.2(c). With respect to any request for Revolving Loans that are Reference Rate Loans, in lieu of delivering the above-described Notice of Borrowing the applicable Borrower may give the Collateral Agent telephonic notice of such request by the required time; provided, however, that such telephonic notice shall be confirmed in writing by delivery to the Collateral Agent (A) immediately of a telecopy of a Notice of Borrowing which has been signed by an authorized officer of the applicable Borrower, and (B) promptly of a Notice of Borrowing containing the original signature of an authorized officer of the applicable Borrower mailed by such Borrower to the Collateral Agent via United States mail on the date such notice is given. In the event that the terms of any confirmatory Notice of Borrowing referred to in the proviso contained in the immediately preceding sentence shall conflict with the telephonic notice with respect to which it was delivered, the terms of such telephonic notice shall govern. Notwithstanding anything in this Section 2.2(b) to the contrary, any Revolving Loans to be made to the Borrowers on the Closing Date shall initially be Reference Rate Loans.

                  (c) Reliance upon Authority. Schedule 2.2 sets forth (i) the accounts to which the Collateral Agent is authorized to transfer the proceeds of the Revolving Loans requested by each Borrower pursuant to this Section 2.2, and
(ii) the names of the officers authorized to request Revolving Loans on behalf of such Borrower. On or prior to the Closing Date, the Borrowers shall provide the Collateral Agent with specimen signatures of each such officer. The Collateral

Agent shall be entitled to rely conclusively on such officer's authority to request Revolving Loans on behalf of the applicable Borrower, the proceeds of which are to be transferred to any of the accounts specified by such Borrower pursuant to the immediately preceding sentence, until the Collateral Agent receives written notice from any such authorized officer to the contrary. The Collateral Agent shall have no duty to verify the identity of any individual representing himself as one of the officers authorized by a Borrower to make such requests on its behalf.

                  (d) No Liability. The Collateral Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in Sections 2.2(b) and (c), which notice the Collateral Agent believes in good faith to have been given by an officer duly authorized by a Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this
Section 2.2, and the crediting of Revolving Loans to a Borrower's deposit account, or transmittal to such Person as a Borrower shall direct, shall conclusively establish the obligation of the Borrowers to repay such Revolving Loans as provided herein.

                  (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable and the applicable Borrower shall be bound to borrow the funds requested therein in accordance therewith.

                  (f) Collateral Agent's Election. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.2(b) for Reference Rate Loans, the Collateral Agent shall elect, in its discretion, (i) to have the terms of
Section 2.2(g) apply to such requested Borrowing, or (ii) to request BABC to make a Swing Loan pursuant to the terms of Section 2.2(h) in the amount of the requested Borrowing; provided, however, that if BABC declines in its sole discretion to make a Swing Loan pursuant to Section 2.2(h), the Collateral Agent shall elect to have the terms of Section 2.2(g) apply to such requested Borrowing.

                  (g) Making of Revolving Loans. (i) In the event that the Collateral Agent shall elect to have the terms of Section 2.2(g) apply to a requested Borrowing as described in Section 2.2(f), then promptly after receipt of a Notice of Borrowing pursuant to Section 2.2(b), the Collateral Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Collateral Agent in same day funds, to such account of the Collateral Agent as the Collateral Agent may designate, not later than 12:00 Noon (Chicago, Illinois time) on the Funding Date applicable thereto. After the Collateral Agent's receipt of the proceeds of such Revolving Loans, upon satisfaction of the applicable conditions precedent set forth in Article 9, the Collateral Agent shall make the proceeds of such Revolving Loans available to the applicable Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Collateral Agent to the account of such Borrower, designated in writing by such Borrower; provided, however, that the amount of Revolving Loans so made on any date shall in no event exceed the amount of Availability on such date.

                  (ii) On any Funding Date in respect of a Borrowing, the Collateral Agent shall be entitled to assume that each Lender has made the amount of such Lender's Revolving Loan available to the Collateral Agent on such Funding Date, unless such Lender shall have notified the Collateral Agent to the contrary. The Collateral Agent, in its sole discretion, based upon such assumption, may make available to the applicable Borrower a corresponding amount on such Funding Date. If such corresponding amount had not in fact been made available to the Collateral Agent by any Lender, such Lender and the Borrowers severally agree to repay to the Collateral Agent forthwith, on demand, such corresponding amount, together with interest thereon for each day during the period commencing on the date such amount is made available to the applicable Borrower and ending on the date such amount is repaid to the Collateral Agent, at (1) in the case of a Borrower, the interest rate applicable from time to time to such Borrowing, and (2) in the case of a Lender, the Federal Funds Rate. If such Lender repays to the Collateral Agent such corresponding amount, such amount so repaid shall constitute a Revolving Loan to the applicable Borrower, and if both such Lender and the applicable Borrower shall have repaid such corresponding amount, the Collateral Agent shall promptly return to such Borrower such corresponding amount in same day funds. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Loan on such Funding Date, but no Lender shall be responsible for such failure of any such Defaulting Lender.

                  (iii) In the event that a Defaulting Lender fails to fund its Pro Rata Share of any Borrowing requested or deemed requested by a Borrower, which such Defaulting Lender is obligated to fund under the terms of this Agreement (the funded portion of such Borrowing being hereinafter referred to as a "Non Pro Rata Loan"), until such Defaulting Lender's cure of such failure, the proceeds of all amounts thereafter repaid to the Collateral Agent by such Borrower and otherwise required to be applied to such Defaulting Lender's share of all other Obligations owing by such Borrower pursuant to the terms of this Agreement shall be advanced to such Borrower by the Collateral Agent on behalf of such Defaulting Lender to cure, in full or in part, such failure by such Defaulting Lender, but shall nevertheless be deemed to have been paid to such Defaulting Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

                  (A) the foregoing provisions of this Section 2.2(g)(iii) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to
         Section 3.2;

                  (B) any such Defaulting Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Borrowing at such time as an amount equal to such Defaulting Lender's original Pro Rata Share of the requested principal portion of such Borrowing is fully funded to the applicable Borrower, whether made by such Lender itself or by operation of the terms of this Section 2.2(g)(iii), and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

                  (C) amounts advanced to a Borrower to cure, in full or in part, any such Defaulting Lender's failure to fund its Pro Rata Share of any Borrowing ("Cure Loans") shall bear interest at the rate applicable to the Loans which are part of such Borrowing;

                  (D) until any such Defaulting Lender's cure of the failure to fund its Pro Rata Share of any Borrowing, for purposes of voting or consenting to matters with respect to this Agreement or the other Loan Documents requiring the consent of all of the Lenders, the Majority Lenders, or the Required Lenders, such Defaulting Lender shall be deemed not to be a "Lender" and its Commitment shall be deemed to be zero; and

                  (E) until any such Defaulting Lender's cure of the failure to fund its Pro Rata Share of any Borrowing, (1) such Lender shall not be entitled to any portion of the Unused Line Fee, and (2) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing, shall be allocated among such performing Lenders ratably based upon their relative Commitments, and shall be calculated based upon the average amount by which the aggregate Commitments of such performing Lenders exceeds the sum of such performing Lenders' interests in the outstanding Revolving Loans and the undrawn face amount of all outstanding Letters of Credit.

The terms of this Section 2.2(g)(iii) shall not be construed to increase or otherwise affect the Commitment of any other Lender, to relieve or excuse the performance by either Borrower of any of its duties or obligations hereunder, or to release any Defaulting Lender of any liability to either Borrower for its failure to fund its Pro Rata Share of any Borrowing.

                  (h) Making of Swing Loans. In the event the Collateral Agent shall elect, with the consent of BABC, to have the terms of this Section 2.2(h) apply to a requested Borrowing as described in Section 2.2(f), BABC shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by BABC pursuant to this Section 2.2(h) being referred to as a "Swing Loan" and such Revolving Loans being referred to collectively as "Swing Loans") available to the applicable Borrower on the Funding Date applicable thereto by transferring same day funds to an account of such Borrower, designated in writing by such Borrower. Each Swing Loan shall be a Reference Rate Loan, subject to all the terms and conditions applicable to other Reference Rate Loans except that all payments thereon shall be payable to BABC solely for its own account (and for the account of the holder of any participation interest with respect to the applicable Revolving Loan created pursuant to subsection (ii) of
Section 2.2(j)). The Collateral Agent shall not request BABC to make any Swing Loan if the Collateral Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 9 will not be satisfied on the requested Funding Date for the applicable Borrowing, or if the requested Borrowing would exceed the amount of Availability on the Funding Date, or if the sum of all outstanding Swing Loans at such time would exceed $10,000,000. BABC shall not otherwise be required to determine whether the applicable conditions precedent set forth in Article 9 have been satisfied or the requested Borrowing would exceed the amount of Availability on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

                  (i) Collateral Agent Advances. (1) Subject to the limitations set forth in the provisos contained in this Section 2.2(i), during an Activation Period the Collateral Agent is hereby authorized by the Borrowers and the Lenders, from time to time in the Collateral Agent's discretion, (A) during the existence of a Default or an Event of Default of which the Collateral Agent has been notified by the Borrowers or a Lender, or (B) at any time that the Collateral Agent has been notified by the Borrowers or a Lender that any of the other applicable conditions precedent set forth in Article 9 have not been satisfied, to make Revolving Loans to a Borrower on behalf of the Lenders which the Collateral Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (c) to pay any other amount chargeable to such Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 14.6 (any of the advances described in this Section 2.2(i) being hereinafter referred to as "Collateral Agent Advances"); provided, that (A) the Collateral Agent shall give the Lenders notice of any such Collateral Agent Advance prior to or on the date of such Collateral Agent Advance, (B) Required Lenders may at any time revoke the Collateral Agent's authorization contained in this Section 2.2(i) to make Collateral Agent Advances, any such revocation to be in writing and to become effective upon the Collateral Agent's receipt thereof; and (C) the Collateral Agent shall not, without the consent of all of the Lenders, make Collateral Agent Advances which would cause (x) Aggregate Revolving Outstandings to exceed
(I) the Borrowing Base minus the reserves set forth in clause (b) of the definition of Maximum Revolver Amount by more than $500,000 or (II) the amount of the Revolver Facility, or (y) the aggregate outstanding Collateral Agent Advances (computed without regard to whether Settlement has been made with respect to a Collateral Agent Advance under Section 2.2(j)) to exceed $5,000,000.

                  (2) The Collateral Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time. The Collateral Agent shall notify each Lender and the applicable Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance.

                  (j) Settlement. The Collateral Agent and the Lenders hereby agree that, except in the case of Loans consisting of Swing Loans or Collateral Agent Advances, each Lender's funded portion of the Loans is intended to be equal at all times to such Lender's Pro Rata Share of the outstanding Loans. The Collateral Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Swing Loans, Collateral Agent Advances and other Loans shall take place on a periodic basis in accordance with the following provisions:

                  (1) The Collateral Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Collateral Agent, with respect to (A) each outstanding Swing Loan, (B) each outstanding Collateral Agent Advance, and (C) payments received, by notifying the other Lenders by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 1:00 p.m. (Chicago, Illinois time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than BABC, in the case of Swing Loans) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Swing Loans and Collateral Agent Advances with respect to which Settlement is requested available to the Collateral Agent, for itself or for the account of BABC, in same day funds, to such account of the Collateral Agent as the Collateral Agent may designate, on the Settlement Date applicable thereto, regardless of whether the applicable conditions precedent set forth in
Article 9 have then been satisfied. Such amounts made available to the Collateral Agent shall be applied against the amounts of the applicable Swing Loan or Collateral Agent Advance and, together with the portion of such Swing Loan or Collateral Agent Advance representing BABC's Pro Rata Share thereof, shall constitute Loans of such Lenders. If any such amount is not made available to the Collateral Agent by any Lender on the Settlement Date applicable thereto, the Collateral Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Loans with respect to which Settlement is to be made.

                  (2) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Collateral Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Collateral Agent has requested a Settlement with respect to a Swing Loan or Collateral Agent Advance, but without duplication of amounts funded under Section 2.2(j)(1) above), each other Lender shall irrevocably and unconditionally purchase and receive from BABC or the Collateral Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Swing Loan or Collateral Agent Advance to the extent of such Lender's Pro Rata Share thereof by paying to the Collateral Agent, in same day funds, an amount equal to such Lender's Pro Rata Share of such Swing Loan or Collateral Agent Advance. If such amount is not in fact made available to the Collateral Agent by any Lender, the Collateral Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to the Loans in which the participation is to be purchased.

                  (3) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Swing Loan or Collateral Agent Advance pursuant to subsection (2) above, the Collateral Agent shall promptly distribute to such Lender at its address provided pursuant to
Section 13.11, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Collateral Agent in respect of such Swing Loan or Collateral Agent Advance.

                  (4) If any payments are received by the Collateral Agent which, in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, and no Swing Loans or Collateral Agent Advances are then outstanding, the Collateral Agent may pay over such amounts to BABC for application to BABC's other outstanding Revolving Loans. If, as of any Settlement Date, payments received since the then immediately preceding Settlement Date have been applied to BABC's Revolving Loans other than Swing Loans and Collateral Agent Advances, as provided for in the immediately preceding sentence, then BABC shall pay to the Collateral Agent, for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall have outstanding, as of such Settlement Date, after giving effect to such payments, its Pro Rata Share of such Revolving Loans; provided, that the Collateral Agent may net payments due from BABC pursuant to this sentence against payments due to BABC pursuant to
Section 2.2(j)(1) on the applicable Settlement Date, and require either BABC or the other Lenders, as applicable, to make only the amount of the payment due after such netting. As of each Settlement Date, each of (x) BABC with respect to Swing Loans, (y) the Collateral Agent with respect to Collateral Agent Advances, and (z) each Lender with respect to the Loans other than Swing Loans and Collateral Agent Advances, shall be entitled to interest payable under this Agreement at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by BABC, the Collateral Agent or such Lender since the immediately preceding Settlement Date.

                  (k) Notation. The Collateral Agent shall record in the Register the principal amount of the Revolving Loans owing to each Lender, including the Swing Loans owing to BABC, and the Collateral Agent Advances owing to the Collateral Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                  2.3  Letters of Credit.

                  (a) Agreement to Cause Issuance. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrowers herein set forth, the Collateral Agent agrees to (1) cause Letters of Credit to be issued by Lenders under this Agreement (although no Lender is committed under this Agreement to act as an issuer of any Letter of Credit hereunder) or (2) provide credit support or enhancement or otherwise confirm payment (any such credit support, enhancement or payment confirmation being referred to as "L/C Credit Support") to Lender Affiliates which issue Letters of Credit for the respective accounts of the Borrowers in accordance with this Section 2.3 from time to time during the term of this Agreement.

                  (b) Amounts; Outside Expiration Date. The Collateral Agent shall not have any obligation to cause any Letter of Credit to be issued by a Lender or to provide L/C Credit Support for any Letter of Credit at any time if:
(1) the maximum undrawn face amount of the Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (2) the maximum undrawn face amount of the Letter of Credit and all commissions, fees, and charges due from the applicable Borrower in connection with the opening thereof, are greater than Availability at such time; (3) such Letter of Credit is a Foreign Subsidiary Letter of Credit and after the issuance thereof, the maximum undrawn face amount of all outstanding Foreign Subsidiary Letters of Credit would exceed $35,000,000; or (4) such Letter of Credit has an expiration date later than thirty (30) days prior to the Stated Termination Date, or more than one (1) year from the date of issuance.

                  (c) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Article 9, the obligation of the Collateral Agent to cause any Letter of Credit to be issued by a Lender or to provide L/C Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Collateral Agent:

                  (1) the applicable Borrower shall have delivered to the proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Collateral Agent and such proposed issuer; and

                  (2) as of the date of issuance, no order of any court, arbitrator or Public Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Public Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                  (d) Issuance of Letters of Credit.

                  (1) Request for Letter of Credit. The applicable Borrower shall give the Collateral Agent three (3) Business Days' prior written notice, containing the original signature of an authorized officer of such Borrower, of such Borrower's request for the issuance of a Letter of Credit or the provision of L/C Credit Support for a Letter of Credit. Such notice shall be irrevocable and shall specify the issuing bank (which shall be a Lender or a Lender Affiliate), the original face amount of the Letter of Credit, the effective date (which date shall be a Business Day) of issuance of such Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of such Letter of Credit. The applicable Borrower shall attach to such notice the form of the proposed Letter of Credit.

                  (2) Responsibilities of the Collateral Agent; Issuance. The Collateral Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the applicable Borrower pursuant to
         Section 2.3(d)(1), (i) the amount of the Unused Letter of Credit Subfacility and (ii) the amount of Availability, as of such date. If
         (A) (i) the undrawn face amount of the proposed Letter of Credit is not greater than the Unused Letter of Credit Subfacility and (ii) the issuance of such proposed Letter of Credit and all commissions, fees, and charges due from the applicable Borrower in connection with the opening thereof, would not cause Availability to be exceeded and (B) the Collateral Agent has received a certificate from such Borrower stating that the applicable conditions set forth in Article 9 have been satisfied, the Collateral Agent shall cause such Letter of Credit to be issued on such proposed effective date of issuance.

                  (3) Notice of Issuance. The Collateral Agent shall give each Lender written notice on each Settlement Date of all Letters of Credit issued since the preceding Settlement Date.

                  (4) No Extensions or Amendment. No Letter of Credit shall be extended or amended unless the requirements of this Section 2.3(d) are met as though a new Letter of Credit were being requested and issued.

                  (e)  Payments Pursuant to Letters of Credit.

                  (1) Payment of Letter of Credit Obligations. The Borrowers agree to reimburse the issuer for any draw under any Letter of Credit, and the Collateral Agent, for the account of the Lenders, upon any payment pursuant to any L/C Credit Support, immediately upon demand, and to pay the issuer of the Letter of Credit the amount of all other Obligations and other amounts payable to such issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which a Borrower may have at any time against such issuer or any other Person.

                  (2) Revolving Loans to Satisfy Reimbursement Obligations. In the event that the issuer of any Letter of Credit honors a draw under such Letter of Credit, or the Collateral Agent shall have made any payment pursuant to any L/C Credit Support, and the Borrowers shall not have repaid such amount to the issuer of such Letter of Credit or the Collateral Agent, as applicable, pursuant to Section 2.3(e)(1), the Collateral Agent shall, upon receiving notice of such failure, notify each Lender of such failure, and each Lender shall unconditionally pay to the Collateral Agent, for the account of such issuer or the Collateral Agent, as applicable, as and when provided hereinbelow, an amount equal to such Lender's Pro Rata Share of the amount of such payment in Dollars and in same day funds. If the Collateral Agent so notifies the Lenders prior to 1:00 p.m. (Chicago, Illinois time) on any Business Day, each Lender shall make available to the Collateral Agent the amount of such payment, as provided in the immediately preceding sentence, on such

         Business Day. Such amounts paid by the Lenders to the Collateral Agent shall constitute Revolving Loans which shall be deemed to have been requested by the applicable Borrower pursuant to Section 2.2 as set forth in Section 4.4.

                  (f)  Participations.

                  (1) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 2.3(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation in such Letter of Credit (if issued by a Lender) or the L/C Credit Support provided through the Collateral Agent to such issuer in connection with the issuance of such Letter of Credit, as applicable, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the amount of such L/C Credit Support (including, without limitation, all obligations of the Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

                  (2) Sharing of Reimbursement Obligation Payments. Whenever the Collateral Agent receives a payment from a Borrower on account of reimbursement obligations in respect of a Letter of Credit or L/C Credit Support as to which the Collateral Agent has previously received for the account of the issuer thereof payment from a Lender pursuant to
         Section 2.3(e)(2), the Collateral Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from such Borrower in Dollars. Each such payment shall be made by the Collateral Agent on the Business Day on which the Collateral Agent receives immediately available funds pursuant to the immediately preceding sentence, if received prior to 10:00 a.m. (Chicago, Illinois time) on such Business Day and otherwise on the next succeeding Business Day.

                  (3) Documentation. Upon the request of any Lender, the Collateral Agent shall furnish to such Lender copies of any Letter of Credit, the reimbursement agreement executed in connection therewith, any application for any Letter of Credit and any L/C Credit Support provided through the Collateral Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                  (4) Obligations Irrevocable. The obligations of each Lender to make payments to the Collateral Agent with respect to any Letter of Credit or with respect to any L/C Credit Support provided through the Collateral Agent with respect to a Letter of Credit, and the obligations of the Borrowers to make payments to the Collateral Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement (assuming, in the case of the obligations of the Lenders to make such payments, that the Collateral Agent has provided L/C Credit Support for such Letter of Credit in accordance with the terms of Section 2.3(d)), including, without limitation, any of the following circumstances:

                           (i) any lack of validity or enforceability of this
                  Agreement or any of the other Loan Documents;

                           (ii) the existence of any claim, set-off, defense or
                  other right which a Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Collateral Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between a Borrower or any other Person and the beneficiary named in any Letter of Credit);

                           (iii) any draft, certificate or any other document
                  presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) the surrender or impairment of any security for
                  the performance or observance of any of the terms of any of the Loan Documents; or

                           (v) the occurrence of any Default or Event of
                  Default.

Nothing in this Section 2.3(f) shall be deemed a waiver by either Borrower of any claim such Borrower may have at any time against the issuer of a Letter of Credit under any agreement with such issuer or under applicable law for such issuer's (1) failure to make payment under a Letter of Credit, or (2) payment under a Letter of Credit on the basis of a nonconforming demand.

                  (g) Recovery or Avoidance of Payments. In the event any payment by or on behalf of a Borrower received by the Collateral Agent with respect to a Letter of Credit or L/C Credit Support provided for any Letter of Credit (or any guaranty by a Borrower or reimbursement obligation of a Borrower relating thereto) and distributed by the Collateral Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from the Collateral Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Collateral Agent, pay to the Collateral Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Collateral Agent upon the amount required to be repaid by it.

                  (h) Compensation for Letters of Credit.

                  (1) Letter of Credit Fee. The Borrowers agree to pay to the Collateral Agent, for the account of the Lenders, for each Letter of Credit (in the case of a Letter of Credit issued by a Lender) or for the L/C Credit Support provided with respect to each Letter of Credit, in each case for the account of the Lenders, the Letter of Credit Fee specified in, and in accordance with the terms of, Section 3.7.

                  (2) Issuer Fees and Charges. The Borrowers shall pay to issuer of any Letter of Credit, or to the Collateral Agent, for the account of the issuer of any such Letter of Credit, solely for such issuer's account, such fees and other charges as are charged by such issuer for letters of credit issued by it, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

                  (i)  Indemnification; Exoneration.

                  (1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.3, the Borrowers hereby agree to protect, indemnify, pay and save the Lenders and the Collateral Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Collateral Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any L/C Credit Support in connection therewith. The agreements contained in this Section 2.3(i)(1) shall survive the payment in full of the Obligations.

                  (2) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders and the Collateral Agent, each Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Collateral Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Collateral Agent, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Public Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Collateral Agent or any Lender under this Section 2.3(i).

                  (3) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, no action taken or omitted by the Collateral Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in good faith, shall put the Collateral Agent or any Lender under any resulting liability to either Borrower or relieve either Borrower of any of its obligations hereunder to any such Person.

                  (4) Nothing in this Section 2.3(i) shall obligate the Borrowers to indemnify the Collateral Agent or any Lender for any liabilities resulting from the Collateral Agent's or such Lender's, as applicable, gross negligence or willful misconduct.

                  (j)  Supporting Letter of Credit; Cash Collateral.

                  (i) If, notwithstanding the provisions of Section 2.3(b) and
Section 11.1, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall cause the termination of such Letter of Credit. If, at the Collateral Agent's election, any such Letter of Credit remains outstanding, then the Borrowers shall deposit with the Collateral Agent, for the ratable benefit of the Collateral Agent, the Agents and the Lenders, with respect to each Letter of Credit then outstanding, as the Collateral Agent shall specify, either (A) a standby letter of credit (a "Supporting Letter of Credit") in form and substance reasonably satisfactory to the Collateral Agent, issued by an issuer reasonably satisfactory to the Collateral Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn, plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Collateral Agent is entitled to draw amounts necessary to reimburse the Collateral Agent and the Lenders for payments made by the Collateral Agent and the Lenders under such Letter of Credit or under any L/C Credit Support provided through the Collateral Agent with respect thereto and any fees and expenses associated with such Letter of Credit, or (B) cash in amounts necessary to reimburse the Collateral Agent and the Lenders for payments made by the Collateral Agent or the Lenders under such Letter of Credit or under any L/C Credit Support provided through the Collateral Agent with respect thereto, and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or deposit of cash shall be held by the Collateral Agent, for the ratable benefit of the Collateral Agent, the Agents and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn face amount of such Letters of Credit remaining outstanding.


                                    ARTICLE 3

                                INTEREST AND FEES

                  3.1 Interest.

                  (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Reference Rate or the LIBO Rate and Sections 3.1(a)(1) or (2), as applicable, but not to exceed the Maximum Rate described in Section 3.4. Subject to the provisions of Section 3.2, any of the Loans may be converted into, or continued as, Reference Rate Loans or LIBOR Loans in the manner provided in Section 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to the Collateral Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Reference Rate Loans and shall bear interest at a rate determined by reference to the Reference Rate until notice to the contrary has been given to the Collateral Agent and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                  (1) For all Obligations other than LIBOR Loans, including all Loans which are Reference Rate Loans, at a fluctuating per annum rate equal to the Applicable Reference Rate Margin plus the Reference Rate; and

                  (2) For LIBOR Loans, at a per annum rate equal to the Applicable LIBOR Margin plus the LIBO Rate determined for the applicable Interest Period.

The Applicable Reference Rate Margin, the Applicable LIBOR Margin and the Applicable L/C Fee Margin will be one-quarter of one percent (0.25%), one and three-quarters percent (1.75%) and one and three-quarters percent (1.75%), respectively, as of the Closing Date. Thereafter, the Applicable Margins will be adjusted (up or down) on a quarterly basis as determined by the applicable Interest Coverage Ratio (determined as of (i) the last day of each fiscal quarter during the 1999 Fiscal Year for the period commencing on the first day of such Fiscal Year and ending on such last day of such fiscal quarter, and (ii) the last day of each fiscal quarter thereafter, for the four fiscal quarters ending on such day). Such adjustments shall be effective, on a retroactive basis, as of the first day of the fiscal quarter immediately following the fiscal quarter for which such Interest Coverage Ratio shall have been determined, commencing on July 1, 1999, following the Collateral Agent's receipt of the applicable quarterly unaudited Financial Statements demonstrating the basis for an adjustment. Concurrently with the delivery of such Financial Statements, Imation (for itself and as agent for Enterprises) shall deliver to the Collateral Agent and the Lenders a certificate, signed by its chief financial officer, its treasurer or any of its assistant treasurers, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, effective for each day on which such Financial Statements shall not have been delivered on a timely basis. If a Default or an Event of Default shall have occurred or be continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the date on which such Default or Event of Default is waived or cured. Adjustments in Applicable Margins will be determined by reference to the following grids:

             If Interest                        Level of
         Coverage Ratio is:               Applicable Margins:
         -----------------                ------------------
         greater than or
         equal to 4.5 to 1.0                   Level I

         greater than or
         equal to 3.5 to 1.0,
         but less than 4.5 to 1.0              Level II

         greater than or
         equal to 2.5 to 1.0,
         but less than 3.5 to 1.0              Level III

         greater than or equal to
         1.5 to 1.0, but less than
         2.5 to 1.0                            Level IV

         less than 1.5 to 1.0                  Level V


                                              Applicable Margins
                             ---------------------------------------------------
                             Level I   Level II   Level III   Level IV   Level V
                             -------   --------   ---------   --------   -------

         Applicable Reference  0.0%      0.0%       0.25%       0.5%      0.75%
         Rate Margin

         Applicable LIBOR     1.25%      1.5%       1.75%       2.0%      2.25%
         Margin

         Applicable L/C Fee   1.25%      1.5%       1.75%       2.0%      2.25%
         Margin

         Each change in the Reference Rate shall be reflected in the interest rate described in clause 3.1(a)(1) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed. Except as otherwise provided herein, interest accrued on each Loan shall be payable in arrears on the first day of each month hereafter.

                  (b) Default Rate. Without limiting any of the foregoing, (i) if any of the Obligations owed hereunder are not paid when due (whether by acceleration or otherwise), then such unpaid Obligations shall bear interest at the Default Rate applicable thereto until so paid; and (ii) if any Default or Event of Default occurs and the Majority

         Lenders in their discretion so elect, then, while any such Default or Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate applicable thereto.

                  3.2 Conversion or Continuation. (a) Subject to the provisions of Section 3.3, each Borrower shall have the option (i) to convert all or any part of its outstanding Revolving Loans, in a minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount, from Reference Rate Loans to LIBOR Loans; (ii) to convert all or any part of its outstanding Revolving Loans from LIBOR Loans to Reference Rate Loans on the expiration of the Interest Period applicable thereto; and (iii) upon the expiration of any Interest Period applicable to any outstanding LIBOR Loan, to continue all or any portion of such LIBOR Loan equal to $1,000,000 and integral multiples of $1,000,000 in excess of that amount as a LIBOR Loan, as applicable; provided, however, that no outstanding Loans may be converted into, or continued as, LIBOR Loans when any Default or Event of Default has occurred and is continuing.

                  (b) Whenever a Borrower elects to convert or continue Loans under this Section 3.2, such Borrower shall deliver to the Collateral Agent a written notice substantially in the form of that attached hereto as Exhibit E (a "Notice of Conversion/ Continuation"), signed by an authorized officer of such Borrower (i) no later than 10:00 a.m. (Chicago, Illinois time) two (2) Business Days in advance of the requested conversion date, in the case of a conversion into Reference Rate Loans, and (ii) no later than 10:00 a.m (Chicago, Illinois time) three (3) Business Days in advance of the requested conversion or continuation date, in the case of a conversion into, or continuation of, LIBOR Loans. The Notice of Conversion/Continuation shall specify (1) the conversion or continuation date (which shall be a Business Day), (2) the amount and type of the Loans to be converted or continued, (3) the nature of the requested conversion or continuation, and (4) in the case of a conversion into, or continuation of, LIBOR Loans, the requested Interest Period. Promptly after receipt of a Notice of Conversion/Continuation pursuant to this Section 3.2(b), the Collateral Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested conversion or continuation. In the event that a Borrower should fail to provide a Notice of Conversion/Continuation with respect to any LIBOR Loans as provided above, such Loans shall, on the last day of the Interest Period with respect to such Loans, convert to Reference Rate Loans.

                  (c) The officers of a Borrower authorized to request Revolving Loans on behalf of such Borrower shall also be authorized to request a conversion or continuation on behalf of such Borrower. The Collateral Agent shall be entitled to rely on such officers' authority until the Collateral Agent is notified to the contrary in writing pursuant to Section 2.2(c). The Collateral Agent shall have no duty to verify the identity of any individual representing himself as one of the officers authorized to make such request on behalf of a Borrower. The Collateral Agent shall incur no liability to either Borrower in acting upon any notice referred to in this Section 3.2, which notice the Collateral Agent believes in good faith to have been given by an officer authorized to make such requests on behalf of the applicable Borrower, or for otherwise acting in good faith under this Section 3.2 and, upon such conversion or continuation by the Collateral Agent and the Lenders in accordance with this Agreement, such Borrower shall have effected the conversion or continuation of the applicable Loans hereunder.

                  (d) Any Notice of Conversion/Continuation for conversion to, or continuation of, Loans made pursuant to this Section 3.2 shall be irrevocable and the applicable Borrower shall be bound to convert or continue in accordance therewith.

                  3.3 Special Provisions Governing LIBOR Loans. Notwithstanding any other provisions to the contrary contained in this Agreement, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

                  (a) Amount of LIBOR Loans. Each election of, continuation of or conversion to LIBOR Loans shall be in a minimum amount of $1,000,000 and in integral multiples of $1,000,000 in excess of that amount.

                  (b) Determination of Interest Period. By giving notice as set forth in Section 3.2(b), a Borrower shall have the option, subject to the other provisions of this Section 3.3, to specify whether the Interest Period for such LIBOR Loan shall be a one (1), two (2), or three (3) month period. The determination of Interest Periods shall be subject to the following provisions:

                  (i) In the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires.

                  (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, the Interest Period shall be extended to expire on the next succeeding Business Day; provided, however, that if the next succeeding Business Day occurs in the following calendar month, then such Interest Period shall expire on the immediately preceding Business Day.

                  (iii) A Borrower may not select an Interest Period for any LIBOR Loan which expires later than the Stated Termination Date.

                  (iv) There shall be no more than four (4) Interest Periods in effect at any one time.

                  (c) Determination of Interest Rate. As soon as practicable after 10:00 a.m. (Chicago, Illinois time) on the LIBOR Interest Rate Determination Date, the Collateral Agent shall determine (which determination shall, absent manifest error, be presumptively correct) the Interest Rate for the LIBOR Loans for which an Interest Rate is then being determined and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the applicable Borrower. In the event that on any LIBOR Interest Rate Determination Date the Collateral Agent shall have determined, either independently or upon notice from a Lender (which determination shall, absent manifest error, be presumptively correct and binding upon all parties) that:

                  (i) adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the LIBO Rate then being determined is to be fixed; or

                  (ii) the LIBO Rate for the relevant Interest Period for such Loans will not adequately reflect the cost to the Required Lenders of making, funding or maintaining their LIBOR Loans for such Interest Period, the Collateral Agent shall forthwith so notify the applicable Borrower and the Lenders, whereupon until the Collateral Agent shall notify the applicable Borrower and the Lenders that the circumstances causing such suspension no longer exist:

                  (A) each LIBOR Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Reference Rate Loan; and

                  (B) the obligation of the Lenders to make, or to convert Loans into, LIBOR Loans shall be suspended.

                  (d) Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Borrowers and the Collateral Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Public Authority asserts that it is unlawful, for any Lender to perform its obligations hereunder to make LIBOR Loans or to fund or maintain LIBOR Loans hereunder, (i) the obligation of the Lenders to make, or to convert Loans into or to continue Loans as, LIBOR Loans shall be suspended until the Collateral Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist and (ii) the Borrowers shall on the termination of the Interest Period then applicable thereto, or on such earlier date required by law, prepay in full all LIBOR Loans then outstanding together with accrued interest thereon, or convert all such LIBOR Loans into Reference Rate Loans in accordance with
Section 3.2.

                  (e) Increased Costs. If, after the date hereof due to either
(i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the LIBOR Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Public Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining LIBOR Loans, then the Borrowers agree that they shall, from time to time, upon demand by such Lender, pay to such Lender additional amounts sufficient to compensate such

Lender for such increased cost. Such demand shall be made in a certificate of the applicable Lender which shall set forth in reasonable detail the amount payable by the Borrowers, and the manner in which such amount was calculated, which demand, absent manifest error, shall be rebuttably presumptive evidence of the correctness of such amount.

                  (f) Compensation. In addition to such amounts as are required to be paid by the Borrowers pursuant to the other Sections of this Article 3, the Borrowers agree to compensate any Lender for all losses, expenses and liabilities, including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's LIBOR Loans to the Borrowers, which such Lender may sustain (i) if for any reason a funding of any LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, or a successive Interest Period does not commence after notice therefor is given pursuant to Section 3.2, (ii) if any voluntary or mandatory prepayment of any LIBOR Loans occurs for any reason on a date which is not the last scheduled day of an Interest Period, or (iii) as a consequence of any required conversion of LIBOR Loans to Reference Rate Loans as a result of any of the events indicated in Section 3.3(d).

                  (g) Booking of LIBOR Loans. The Lenders may make, carry or transfer LIBOR Loans at, to, or for the account of, any of their respective branch offices or the office of any of their respective affiliates; provided, that the Lenders shall not transfer LIBOR Loans to, or for the account of, any such offices, if such transfer would result in increased costs pursuant to
Section 3.4(e) immediately following such transfer. To the extent reasonably possible, a Lender shall designate an alternative branch or office of such Lender with respect to LIBOR Loans to reduce any liability of the Borrowers to such Lender under Section 3.3(e), Section 4.7 or Section 14.15, or to avoid the unavailability of LIBOR Loans under Section 3.3(d), so long as such designation is not disadvantageous to such Lender.

                  (h) LIBOR Loans After Event of Default. Unless the Majority Lenders shall otherwise agree, after the occurrence of and during the continuance of any Event of Default, the Borrowers may not borrow Revolving Loans as LIBOR Loans or elect to have any Loans continued as, or converted to, LIBOR Loans after the expiration of any Interest Period then in effect for such Loans.

                  (i) Substitution of Lender. Upon the receipt by the Borrowers of a claim for compensation by any Lender under Section 3.3(e), 4.7 or 14.15, or notice from a Lender under Section 3.3(d) that it is unable to make LIBOR Loans, the Borrowers shall have the right, without prejudice to such Lender's rights with respect to its claim under Section 3.3(e), 4.7 or 14.15, if applicable, to substitute for such Lender an existing Lender or another financial institution reasonably acceptable to the Collateral Agent, to acquire and assume the Obligations owing to and the Commitment of such Lender, for a cash purchase price equal to the outstanding Loans, accrued interest, fees and expenses owing to such Lender. Such purchase shall be effected by the execution by such Lender and the replacement Lender of an Assignment and Acceptance and shall otherwise be made in the manner set forth in Section 12.3.

                  3.4 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.4, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Collateral Agent, for the account of the Lenders, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Collateral Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Collateral Agent and/or such Lender shall refund to the Borrowers such excess.

                  3.5 Agent's Fee. The Borrowers will pay the Collateral Agent, for its sole account, an annual fee (the "Collateral Agent's Fee") in the amount of $100,000, on the Closing Date and on each Anniversary Date. Each Collateral Agent's Fee shall be fully earned by the Collateral Agent on such date on which it is payable, and shall be financed by the Lenders as Revolving Loans.

                  3.6 Unused Line Fee. The Borrowers shall pay to the Collateral Agent, for the ratable account of the Lenders in accordance with their Pro Rata Shares, an unused line fee (the "Unused Line Fee") equal to three-eighths of one percent (0.375%) per annum on the average daily amount by which the amount of the Revolver Facility at such time exceeded the Aggregate Revolver Outstandings, payable on the first day of each month for the immediately preceding month and on the Termination Date for the period from the last date for which the Unused Line Fee was paid to and including the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. As provided for in Section 5.9(c), all payments received by the Collateral Agent on account of Accounts or as proceeds of other Collateral shall be deemed to be credited to the applicable Borrower's loan account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 3.6.

                  3.7 Letter of Credit Fee. The Borrowers will pay the Collateral Agent, for the account of the Lenders, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to the Applicable L/C Fee Margin then in effect times the undrawn face amount of each such Letter of Credit issued for a Borrower's account at such Borrower's request, plus all out-of-pocket costs, fees and expenses incurred by the Collateral Agent in connection with the application for issuance of or amendment to any Letter of Credit, which costs, fees and expenses could include a "fronting fee" required to be paid by the Collateral Agent to such issuer for the assumption of the settlement risk in connection with the issuance of such Letter of Credit. The Letter of Credit Fee shall be payable in advance (a) upon the issuance of each Letter of Credit for the number of days remaining in the month during which such Letter of Credit was issued and (b) thereafter, monthly, on the first day of each month during which each such Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                  3.8 Audit Fees. The Borrowers shall pay to the Collateral Agent, solely for its own account, all costs and fees reasonably incurred by the Collateral Agent's internal auditors in connection with audits of the Borrowers performed by the Collateral Agent during the term of this Agreement; provided, however, that such audits shall not be performed in excess of twice during any twelve (12) month period; and provided, further, that such audits may be performed at any time during the existence of an Event of Default. The Collateral Agent's auditors shall be billed at a rate of $600 per day per auditor plus reasonably incurred out-of-pocket expenses (including travel expenses).


                                    ARTICLE 4

                            PAYMENTS AND PREPAYMENTS

                  4.1 Revolving Loans. The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement; provided, however, that with respect to any LIBOR Loans prepaid by a Borrower prior to the expiration date of the Interest Period applicable thereto, the Borrowers agree to pay to the Lenders the amounts described in Section 3.3(f). In addition, and without limiting the generality of the foregoing, the Borrowers shall pay to the Collateral Agent, for the account of the Lenders, on demand, the amount by which the Aggregate Revolver Outstandings exceed the Maximum Revolver Amount.

                  4.2 Reduction or Termination of Revolver Facility. (a) The Borrowers may reduce the Revolver Facility on a one-time basis in an amount up to $25,000,000 (which amount shall be an integral multiple of $5,000,000), upon at least five (5) Business Days' notice to the Collateral Agent and the Lenders, upon the payment of Revolving Loans or cancellation of outstanding Letters of Credit to the extent required so that the Aggregate Revolver Outstandings shall not exceed the Maximum Revolver Amount following such reduction. Any such reduction in the Revolver Facility shall reduce each Lender's Commitment by an amount equal to such Lender's Pro Rata Share of such reduction.

                  (b) The Borrowers may terminate the Revolver Facility in whole, but not in part, upon at least thirty (30) Business Days', and not more than forty five (45) Business Days', notice to the Collateral Agent and the Lenders of the intent to terminate the Revolver Facility, and (3) Business Days notice of the actual date of termination, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation of all outstanding Letters of Credit, and (b) with respect to any LIBOR Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 3.3(f).

                  4.3 Place and Form of Payments; Extension of Time. All payments of principal, interest and other sums due to the Collateral Agent or the Lenders shall be made at the Collateral Agent's address set forth in or specified pursuant to Section 14.7. Except for proceeds received directly by the Collateral Agent, all such payments shall be made in immediately available funds. If any payment of principal, interest or any other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon (if any) shall be payable at the applicable Interest Rate during such extension.

                  4.4 Payments as Revolving Loans. All payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 14.6, may, at the option of the Collateral Agent, in its sole discretion, subject only to the terms of this Section 4.4, be paid from the proceeds of, or charged to the Borrowers' account as, Revolving Loans made hereunder, whether made following a request by the applicable Borrower pursuant to Section 2.2 or a deemed request as provided in this Section 4.4; provided, however, that so long as no Event of Default is outstanding, the Collateral Agent shall give the Borrowers notice prior to so charging the Borrowers' account for any items other than interest, Letter of Credit reimbursements, the Collateral Agent Fee, Unused Line Fee, Letter of Credit Fees, legal fees or audit expenses. Each Borrower hereby irrevocably authorizes the Lenders to make Revolving Loans (including Swing Loans by BABC or Collateral Agent Advances by the Collateral Agent), or to have the Borrowers' account charged with Revolving Loans, upon notice from the Collateral Agent as described in the next succeeding sentence, for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit, fees and other sums payable hereunder, including reimbursing expenses pursuant to Section 14.6, and agrees that all such Revolving Loans so made shall be Reference Rate Loans deemed to have been requested by such Borrower pursuant to Section 2.2, as of the date of the aforementioned notice. The Collateral Agent shall request Revolving Loans on behalf of a Borrower as described in the immediately preceding sentence by notifying the Lenders (or BABC, in the case of a Swing Loan) by telecopy, telephone or other similar form of transmission, of the amount and Funding Date of the requested Borrowing and that such Borrowing is being requested on such Borrower's behalf pursuant to this Section 4.4; provided, however, that, subject to the terms of Section 2.3(f), the Collateral Agent shall in no event so notify the Lenders if the Collateral Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent contained in Article 9 will not be satisfied on the requested Funding Date for the applicable Borrowing. On the requested Funding Date, as applicable, the Lenders will make the requested Revolving Loans in accordance with the procedures and subject to the conditions specified in
Section 2.2, or the Collateral Agent will charge the Borrowers' account as set forth herein, as determined by the Collateral Agent.

                  4.5 Apportionment, Application and Reversal of Payments. Unless otherwise specified herein, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of fees shall, as applicable (and unless otherwise specified herein), be apportioned ratably among the Lenders. Following an Activation Event, unless otherwise specified herein, all payments received with respect to a Borrower shall be remitted to the Collateral Agent and all such payments not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Collateral Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, expense reimbursements or indemnities then due to the Collateral Agent or the Co-Agents from such Borrower; second, to pay any fees, expense reimbursements or indemnities then due to the Lenders from such Borrower; third, to pay interest due in respect of the Swing Loans and Collateral Agent Advances to such Borrower; fourth, to pay or prepay principal of the Swing Loans and Collateral Agent Advances to such Borrower; fifth, to pay interest due in respect of all Revolving Loans to such Borrower (other than the Swing Loans and Collateral Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit issued for the account of such Borrower; sixth, to pay or prepay principal of the Revolving Loans to such Borrower (other than the Swing Loans and Collateral Agent Advances) and to pay, prepay or provide cash collateral in respect of outstanding Letters of Credit issued for the account of such Borrower, or any unpaid reimbursement obligations in respect thereof, as applicable; and seventh, to the payment of any other Obligation due to the Collateral Agent, the Agents or any Lender by such Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the applicable Borrower, or unless an Event of Default is outstanding, neither the Collateral Agent nor any Lender shall apply any payments which it receives to any LIBOR Loan, except on the expiration date of the Interest Period applicable to any such LIBOR Loan. In the event that the Collateral Agent or any Lender receives a payment when no Event of Default is outstanding and the only Loans outstanding are LIBOR Loans the Interest Period(s) for which have not expired, unless directed by the Borrowers to apply such payment to the LIBOR Loans, the payment shall either (x) be retained by (or turned over by the applicable Lender to) the Collateral Agent and held as cash collateral for the Obligations (with interest credited to the Borrowers on such cash collateral at the Federal Funds Rate), to be applied to the repayment of any Obligations which become due, or any such LIBOR Loans on the last day of their respective Interest Periods or (y) turned over to the Borrowers. The Collateral Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions set forth in Section 13.11, or pursuant to such other instructions as such Lender may deliver to the Collateral Agent in writing, such funds as it may be entitled to receive, on the next succeeding Settlement Date. During an Activation Period, the Collateral Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

                  4.6 Indemnity for Returned Payments. If after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, the Collateral Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Collateral Agent or such Lender, and each Borrower shall be liable to pay to the Collateral Agent, and hereby does indemnify the Collateral Agent and the Lenders and hold the Collateral Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered. The provisions of this
Section 4.9 shall be and remain effective notwithstanding any contrary action which may have been taken by the Collateral Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Collateral Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.9 shall survive the termination of this Agreement.

                  4.7 Increased Capital. If any Lender determines that compliance by such Lender with any guideline or request issued after the date hereof by any central bank or other Public Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender, or any corporation controlling such Lender, and such Lender reasonably determines that the amount of such capital is increased by or based upon its Commitment or its making or maintaining Loans hereunder, or its commitment to participate (as provided for in Section

2.3(f)) in any Letter of Credit or any L/C Credit Support provided through the Collateral Agent in connection with the issuance of any Letter of Credit, or to otherwise extend credit to the Borrowers hereunder, and other commitments of this type, then, upon demand by such Lender, the Borrowers agree to immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to such Lender's commitment to participate in any Letter of Credit or L/C Credit Support or commitment to make Loans hereunder. Such demand shall be in the form of a certificate of the applicable Lender which shall set forth in reasonable detail the amount payable by the Borrowers, and the manner in which such amount was calculated, which demand, absent manifest error, shall be rebuttably presumptive evidence of the correctness of such amount.

                  4.8 Register; Collateral Agent's and Lenders' Books and Records; Monthly Statements. Each Borrower agrees that the Register and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall, absent manifest error, constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Collateral Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 4.8 and corrections of errors discovered by the Collateral Agent), unless the Borrowers notify the Collateral Agent in writing to the contrary within ninety (90) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.


                                    ARTICLE 5

                                   COLLATERAL

                  5.1 Grant of Security Interest. (a) As security for all Obligations, each Borrower hereby grants to the Collateral Agent, for the ratable benefit of the Collateral Agent, the Co-Agents and the Lenders, a continuing security interest in, lien on, assignment of, and right of set-off against all of the following property of such Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located:

                  (i) all Accounts, letters of credit, chattel paper, instruments, notes, investment property, documents, and documents of title;

                  (ii) General Intangibles;

                  (iii) Inventory;

                  (iv) Equipment;

                  (v) all moneys, Securities and other property of any kind of such Borrower in the possession or under the control of the Collateral Agent or any Lender, any assignee of or participant in the Obligations, or a bailee of any such party or such party's affiliates;

                  (vi) all of such Borrower's deposit accounts, credits, and balances with and other claims against the Collateral Agent or any Lender or any of its affiliates or any other financial institution with which such Borrower maintains deposits;

                  (vii) all books, records and other property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer soft ware and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

                  (viii) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with the Real Estate described in Section 5.1(b) and all other property in which the Collateral Agent or any Lender may at any time be granted a Lien, is herein collectively referred to as the "Collateral". Notwithstanding the foregoing, (a) any security interest or lien granted in the stock of any Foreign Subsidiary of either Borrower is limited to 65% of the outstanding capital stock of any such Foreign Subsidiary, and (b) no lien or security interest is granted on the Corporate Campus Assets.

                  (b) As additional security for the Obligations, each Borrower shall simultaneously herewith execute and deliver to the Collateral Agent Mortgages to grant to the Collateral Agent, for the ratable benefit of the Collateral Agent, the Co-Agents and the Lenders, continuing and perfected mortgage liens on the Real Estate identified on Schedule 5.1(b) (which Real Estate shall not include the Borrowers' Corporate Campus Assets). In addition, if Imation's Real Estate in Kearneysville, West Virginia is not sold or otherwise disposed of prior to March 31, 1999, Imation shall promptly execute and deliver to the Collateral Agent a Mortgage granting to the Collateral Agent, for the ratable benefit of the Collateral Agent, the Co-Agents and the Lenders, a continuing and perfected mortgage lien on such Real Estate located in Kearneysville, West Virginia.

                  (c) All of the Obligations shall be secured by all of the Collateral.

                  5.2 Perfection and Protection of Security Interest. Each Borrower shall, at its expense, perform all steps reasonably requested by the Collateral Agent at any time to perfect, maintain, protect, and enforce the Collateral Agent's Liens, including, without limitation: (a) executing and recording of the Mortgages and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Collateral Agent; (b) delivering to the Collateral Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Collateral Agent determines it should have physical possession in order to perfect and protect the Collateral Agent's security interest therein, duly endorsed or assigned to the Collateral Agent without restriction; (c) delivering to the Collateral Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued;
(d) transferring Inventory to warehouses reasonably designated by the Collateral Agent; (e) placing notations on such Borrower's books of account to disclose the Collateral Agent's security interest; (f) delivering to the Collateral Agent all letters of credit on which such Borrower is named beneficiary; and (g) taking such other steps as are reasonably deemed necessary or desirable by the Collateral Agent to maintain and protect the Collateral Agent's Liens. To the extent permitted by applicable law, the Collateral Agent may file, without the applicable Borrower's signature, one or more financing statements disclosing the Collateral Agent's Liens, including, without limitation, by electronic means with or without a signature as permitted or required by applicable law or filing procedures. Each Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                  If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of a Borrower's agents or processors, then such Borrower shall notify the Collateral Agent thereof and shall notify such Person of the Collateral Agent's security interest in such Collateral and, upon the Collateral Agent's request, instruct such Person to hold all such Collateral for the Collateral Agent's account subject to the Collateral Agent's instructions. If at any time any Collateral is located on any premises that are not owned by a Borrower, then such Borrower shall obtain written waivers, in form and substance reasonably satisfactory to the Collateral Agent, of all present and future Liens to which the owner or lessor or any mortgagee of such premises may be entitled to assert against the Collateral.

                  From time to time, each Borrower shall, upon the Collateral Agent's reasonable request, execute and deliver confirmatory written instruments pledging to the Collateral Agent, for the ratable benefit of the Collateral Agent, the Agents and the Lenders, the Collateral, but a Borrower's failure to do so shall not affect or limit the Collateral Agent's security interest or the Collateral Agent's other rights in and to the Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Collateral Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Maximum Revolver Amount or as the basis for any advance, loan, extension of credit, or other financial accommodation).

                  5.3 Location of Collateral. Each Borrower represents and warrants to the Collateral Agent and the Lenders that: (a) Schedule 5.3 includes a correct and complete list of such Borrower's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business; and (b) Schedule 5.3 correctly identifies any of such facilities and locations that are not owned by such Borrower and sets forth the names of the owners and lessors or sublessors of, and, to the best of such Borrower's knowledge, the holders of any mortgages on, such facilities and locations. Each Borrower covenants and agrees that it will not (i) maintain any Collateral at any location other than those listed on
Schedule 5.3, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule 5.3, unless it gives the Collateral Agent at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Collateral Agent requests in connection therewith.

                  5.4 Title to, Liens on, and Sale and Use of Collateral. Each Borrower represents and warrants to the Collateral Agent and the Lenders and agrees with the Collateral Agent and the Lenders that: (a) all of such Borrower's Collateral is and will continue to be owned by such Borrower free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Collateral Agent's Liens in the Collateral will not be subject to any prior Lien except for those Permitted Liens, if any, specifically identified on Schedule 7.2; (c) such Borrower will use, store, and maintain the Collateral with all reasonable care and will use the Collateral for lawful purposes only; and (d) such Borrower will not, without the Collateral Agent's prior written approval, sell, or dispose of or permit the sale or disposition of any of the Collateral, except for sales of Inventory in the ordinary course of business and as permitted by Sections 5.11 and 8.9. The inclusion of proceeds in the Collateral shall not be deemed to constitute the Collateral Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

                  5.5 Appraisals. Whenever a Default or Event of Default exists, and at such other times not more frequently than once a year as the Collateral Agent requests, the Borrowers shall, at their expense and upon the Collateral Agent's request, provide the Collateral Agent with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, reasonably satisfactory to the Collateral Agent.

                  5.6 Access and Examination; Confidentiality. (a) The Collateral Agent, accompanied by any Lender which so elects, may at all reasonable times during regular business hours (and at any time when a Default or Event of Default exists) have access to, examine, audit, make extracts from or copies of and inspect any or all of each Borrower's records, files, and books of account and the Collateral, and discuss each Borrower's affairs with such Borrower's officers and management. Each Borrower will deliver to the Collateral Agent any instrument necessary for the Collateral Agent to obtain records from any service bureau maintaining records for such Borrower. The Collateral Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of

Default exists, and at the Borrowers' expense, make copies of all of each Borrower's books and records, or require each Borrower to deliver such copies to the Collateral Agent. The Collateral Agent may, without expense to the Collateral Agent, use such of each Borrower's personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Collateral Agent's Liens.

                  (b) Each Borrower agrees that the Collateral Agent and each Lender may use such Borrower's name in advertising and promotional material and in conjunction therewith disclose the general terms of this Agreement, subject to such Borrower's prior consent for uses other than in a traditional tombstone, which consent shall not be unreasonably withheld or delayed. The Collateral Agent and each Lender agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to the Collateral Agent or such Lender by or on behalf of such Borrower, under this Agreement or any other Loan Document, and neither the Collateral Agent, nor such Lender nor any of their respective affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Collateral Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the applicable Borrower known to the Collateral Agent or such Lender; provided, however, that the Collateral Agent and any Lender may disclose such information (A) at the request or pursuant to any requirement of any Public Authority to which the Collateral Agent or such Lender is subject or in connection with an examination of the Collateral Agent or such Lender by any such Public Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Collateral Agent, any Lender or their respective affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Collateral Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (G) to any affiliate of the Collateral Agent or such Lender, or to any Participating Lender or assignee under any Assignment and Acceptance, actual or potential, provided that such affiliate, Participating Lender or assignee agrees to keep such information confidential to the same extent required of the Collateral Agent and the Lenders hereunder; and (H) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the applicable Borrower is party or is deemed party with the Collateral Agent or such Lender.

                  5.7 Collateral Reporting. The Borrowers will provide the Collateral Agent with the following documents with respect to the Collateral at the following times in form reasonably satisfactory to the Collateral Agent: (a) a Borrowing Base Certificate, a consolidating aging of accounts receivable reconciled to the Borrowers' general ledger, a summary perpetual inventory report by product type and by operating division, and a consolidating calculation of ineligible Accounts and Inventory, in each case on a monthly basis, by the twentieth (20th) day of each calendar month for the then immediately preceding calendar month, provided, that in the event that Borrowing Base Availability shall be less than $60,000,000, a Borrowing Base Certificate (which need not include an update of the calculation of ineligible Accounts and Inventory), such aging report and inventory report shall be provided on a weekly basis, by the third Business Day of each week for the then immediately preceding week; (b) upon the Collateral Agent's reasonable request, copies of invoices, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents, purchase orders, invoices and delivery documents for Inventory and Equipment acquired by the Borrowers; (c) such other reports as to the Collateral as the Collateral Agent or any Lender shall reasonably request from time to time; and (d) with the delivery of each of the foregoing, a certificate of each Borrower executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of a Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, such Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Collateral Agent, for distribution to the Lenders.

                  5.8 Accounts. (a) Each Borrower hereby represents and warrants to the Collateral Agent and the Lenders that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by such Borrower, or rendition of services by such Borrower, in the ordinary course of such Borrower's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Collateral Agent, without any offset, deduction, defense, or counterclaim known to such Borrower and not disclosed to the Collateral Agent and the Lenders pursuant to this Agreement; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Collateral Agent and the Lenders on a Borrowing Base Certificate or other report delivered pursuant to this Agreement; (iv) each copy of an invoice delivered to the Collateral Agent by such Borrower will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in each invoice will have been delivered to the Account Debtor and all services of such Borrower described in each invoice will have been performed.

                  (b) Neither Borrower shall redate any invoice or sale (other than such redatings made in the ordinary course of such Borrower's business) or make sales on extended dating beyond that customary in such Borrower's business or extend or modify any Account. If a Borrower becomes aware of any matter which may materially affect the collectibility of any Account in excess of $250,000, including information regarding the Account Debtor's creditworthiness, such Borrower will promptly so advise the Collateral Agent.

                  (c) Neither Borrower shall accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without the Collateral Agent's written consent. If the Collateral Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and the applicable Borrower will promptly deliver such instrument to the Collateral Agent appropriately endorsed, regardless of the form of presentment, demand, notice of dishonor, protest, and notice of protest with respect thereto.

                  (d) Each Borrower shall notify the Collateral Agent promptly of all disputes and claims with Account Debtors and settle or adjust them at no expense to the Collateral Agent or any Lender, but no discount, credit or allowance shall be granted to any Account Debtor without the Collateral Agent's consent, except for discounts, credits and allowances made or given in the ordinary course of the applicable Borrower's business when no Event of Default exists hereunder. Each Borrower shall send the Collateral Agent a copy of each credit memorandum in excess of $250,000 as soon as issued. The Collateral Agent may, and at the direction of the Majority Lenders shall, at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Collateral Agent or the Majority Lenders, as applicable, shall consider advisable and, in all cases, the Collateral Agent will credit the applicable Borrower's loan account with only the net amounts received by the Collateral Agent in payment of any Accounts.

                  (e) If an Account Debtor returns any Inventory to a Borrower when no Event of Default exists, then such Borrower shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. Each Borrower shall immediately report to the Collateral Agent any return involving an amount in excess of $250,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to a Borrower when an Event of Default exists, such Borrower shall:
(i) hold the returned Inventory in trust for the Collateral Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Collateral Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Collateral Agent's prior written consent. All returned Inventory shall be subject to the Collateral Agent's Liens thereon.

Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the return and the Maximum Revolver Amount shall be adjusted accordingly (to the extent necessary).

                  5.9 Collection of Accounts; Payments. (a) The Borrowers have established a lock-box service and lock-box accounts (the "Lock-Box Accounts") for collections of Accounts. Each Lock-Box Account shall be established at a bank (each such bank, a "Lock-Box Bank") reasonably acceptable to the Collateral Agent and pursuant to documentation reasonably acceptable to the Collateral Agent which directs the Lock-Box Bank to transfer all collected funds in the Lock-Box Account to the Concentration Account. The Borrowers shall not establish any new Lock-Box Accounts without prior notice to the Collateral Agent, and any such new Lock-Box Account shall be subject to an agreement reasonably satisfactory to the Collateral Agent directing the Lock-Box Bank to transfer all collected funds in such Lock-Box Account to the Concentration Account. The applicable Borrower shall instruct all Account Debtors to make all payments directly to the address or addresses established for such service. If, notwithstanding such instructions, a Borrower receives any proceeds of Accounts, it shall receive such payments as the Collateral Agent's and the Lenders' trustee, and shall immediately deliver such payments to the Collateral Agent in their original form duly endorsed in blank or deposit them into a Lock-Box Account established for such Borrower or into the Concentration Account. All collections received in any such Lock-Box Account or directly by a Borrower, the Collateral Agent or any Lender, and all funds in any Payment Account or other account to which such collections are deposited, shall be subject to a security interest in favor of the Collateral Agent.

                  The Borrowers have established an account with Bank of America (Acct. # 12332-29591) into which all collected funds from each Lock-Box Account are directed to be deposited (the "Concentration Account"). On or before the Closing Date, the Borrowers, Bank of America and the Collateral Agent shall have entered into a tri-party blocked account agreement, in form and substance satisfactory to the Collateral Agent, providing, among other things, that (i) all items of payment deposited in the Concentration Account are subject to a security interest in favor of the Collateral Agent, for the benefit of itself and the Lenders, and (ii) from and after the date that Bank of America shall receive a notice (an "Activation Notice") from the Collateral Agent, which Activation Notice may be given by the Collateral Agent at any time at which (and shall be given by the Collateral Agent at the request of the Majority Lenders at any time at which) (x) a Default or Event of Default is outstanding or (y) Borrowing Base Availability is less than $40,000,000 (any of the foregoing being referred to as an "Activation Event"), until the receipt by Bank of America of a "De-Activation Notice" (as hereinafter defined), Bank of America shall forward all amounts received in the Concentration Account to or at the direction of the Collateral Agent on a daily basis. Upon the request of the Borrowers at a time when no Activation Event exists and upon the direction of the Majority Lenders, the Collateral Agent shall give Bank of America notice (a "De-Activation Notice") that it may, until receipt of a subsequent Activation Notice, send amounts in the Concentration Account at the direction of the Borrowers. The giving of a De-Activation Notice shall not preclude the Collateral Agent from giving a subsequent Activation Notice. A period from the giving of an Activation Notice until the giving of a De-Activation Notice, if any, with respect to such Activation Notice is referred to herein as an "Activation Period".

                  Until the Collateral Agent notifies the Borrowers to the contrary, each Borrower shall make collections of all Accounts and shall cause all payments on the Accounts to be made to a Lock-Box Account or the Concentration Account. The Collateral Agent or the Collateral Agent's designee may, at any time during the continuance of an Event of Default, notify obligors that the Accounts have been assigned to the Collateral Agent and of the Collateral Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to the applicable Borrower's loan account as a Revolving Loan as described in Section 4.4. At the Collateral Agent's request, each Borrower shall execute and deliver to the Collateral Agent such documents as the Collateral Agent shall require to grant the Collateral Agent access to any post office box in which collections of Accounts are received.

                  (b) If, during an Activation Period, sales of Inventory are made for cash, the applicable Borrower shall immediately deliver to the Collateral Agent or deposit into a Lock-Box Account or the Concentration Account the identical checks, cash, or other forms of payment which such Borrower receives.

                  (c) All payments received by the Collateral Agent on account of Accounts or as proceeds of other Collateral during an Activation Period will be the Collateral Agent's sole property and will be credited to the applicable Borrower's loan account (conditional upon final collection) after allowing one
(1) Business Day for collection; provided, however, that for purposes of (1) determining Availability, (2) calculating the Unused Line Fee pursuant to
Section 3.5, and (3) calculating the amount of interest to be distributed by the Collateral Agent to the Lenders (but not the amount of interest payable by the Borrowers), such payments shall be deemed to be credited to the applicable Borrower's loan account immediately upon receipt.

                  5.10 Inventory. Each Borrower represents and warrants to the Collateral Agent and the Lenders and agrees with the Collateral Agent and the Lenders that all of the Inventory is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Borrower's business, and is and will be fit for such purposes. Each Borrower will keep the Inventory in good and marketable condition, at its own expense. Neither Borrower will, without prior written notice to the Collateral Agent, acquire or accept any Inventory on approval, or Inventory on consignment, valued in excess of $5,000,000 in the aggregate. Each Borrower agrees that all Inventory will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Borrower will conduct a physical count of the Inventory at least once each Fiscal Year, and at such other times as the Collateral Agent reasonably requests, and shall promptly supply the Lenders with a copy of such count accompanied by a report of the value of such inventory (determined on a first-in-first-out basis and valued at the lower of cost or market value). Neither Borrower will sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis; provided, that the Borrowers may sell Inventory on a consignment basis, provided that the value of such Inventory shall at no time exceed $5,000,000 in the aggregate.

                  5.11 Equipment. Each Borrower represents and warrants to the Collateral Agent and the Lenders and agrees with the Collateral Agent and the Lenders that all of such Borrower's Equipment is and will be used or held for use in such Borrower's business. Each Borrower shall keep and maintain such Borrower's Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof. Each Borrower shall promptly inform the Collateral Agent of any material additions to or deletions from such Borrower's Equipment. Neither Borrower shall permit any Appraised Equipment to become a fixture to real property or an accession to other personal property, unless the Collateral Agent has a valid, perfected, and first priority Lien in such real or personal property. Neither Borrower will, without the Collateral Agent's prior written consent, alter or remove any identifying symbol or number on the Equipment. In the event that either Borrower shall sell, lease as a lessor, or otherwise dispose of any of the Equipment, such Borrower shall notify the Collateral Agent of sale or other disposition of any item of Equipment having an orderly liquidation value greater than $1,000,000, or of Equipment having an orderly liquidation value greater than $5,000,000 in the aggregate during any Fiscal Year, within thirty (30) days following the date of such sale; provided, that in the event or any such sale or other disposition following an Activation Event, the applicable Borrower shall immediately deliver all of the cash proceeds of any such sale, transfer or disposition to the Collateral Agent, which proceeds shall be applied to the repayment of the Obligations.

                  5.12 Right to Cure. The Collateral Agent may, in its discretion and at any time, and shall, at the direction of the Majority Lenders, for the applicable Borrower's account and at such Borrower's expense, pay any amount or do any act required of such Borrower hereunder or requested by the Collateral Agent to preserve, protect, maintain or enforce the Obligations, the Collateral or the Collateral Agent's Liens therein, and which such Borrower fails to pay or do, including, without limitation, payment of any judgment against such Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that the Collateral Agent makes under this Section 5.12 and all out-of-pocket costs and expenses that the Collateral Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the applicable Borrower's loan account as a Revolving Loan as described in Section 4.4. Any payment made or other action taken by the Collateral Agent under this Section 5.13 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

                  5.13 Power of Attorney. Each Borrower hereby appoints the Collateral Agent and the Collateral Agent's designees as such Borrower's attorney, with power: (a) during an Activation Period, to endorse such Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Collateral Agent's or any Lender's possession; (b) to sign such Borrower's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records; (c) to notify the post office authorities, when an Event of Default exists, to change the address for delivery of such Borrower's mail to an address designated by the Collateral Agent and to receive, open and dispose of all mail addressed to such Borrower; (d) to send requests for verification of accounts to customers or account debtors; and (e) to do all things necessary to carry out this Agreement. Each Borrower ratifies and approves all acts of such attorney, other than those constituting gross negligence or willful misconduct. None of the Lenders or the Collateral Agent nor the attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

                  5.14 The Collateral Agent's and Lenders' Rights, Duties and Liabilities. Each Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Collateral Agent or any Lender to take any steps to perfect the Collateral Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the applicable Borrower from any of the Obligations. During the continuance of any Event of Default, the Collateral Agent may, and at the direction of the Majority Lenders shall, without notice to or consent from the applicable Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of such Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Collateral Agent and/or any Lender and such Borrower.

                  5.15 Pledge of Stock of Foreign Subsidiaries. On or prior to February 26, 1999, the Borrowers shall have pledged to the Collateral Agent, for the benefit of itself and the Lenders, 65% of the capital stock of each of the Foreign Subsidiaries identified on Schedule 5.15, pursuant to pledge agreements and related documentation (including legal opinions) reasonably satisfactory to the Collateral Agent. If after the Closing Date, the Collateral Agent, in its own reasonable discretion or at the direction of the Majority Lenders, shall request the pledge of the stock of any additional Foreign Subsidiary which is a Material Subsidiary, the Borrowers shall pledge to the Collateral Agent, for the benefit of itself and the Lenders, 65% of the capital stock of each such Foreign Subsidiary so requested, pursuant to pledge agreements and related documentation (including legal opinions) reasonably satisfactory to the Collateral Agent; provided, however, that neither Borrower shall be obligated to cause any Foreign Subsidiary to pledge any capital stock of another Foreign Subsidiary.


                                    ARTICLE 6

                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

                  6.1 Books and Records. Each Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions sufficient to prepare financial statements in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 6.2(a). Each Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Collateral Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

                  6.2 Financial Information. The Borrowers shall promptly furnish to each Lender all such financial information as the Collateral Agent or any Lender shall reasonably request, and notify its auditors and accountants that the Collateral Agent, on behalf of the Lenders, is authorized while an Event of Default is outstanding to obtain such information directly from them. Without limiting the foregoing, Imation and its Subsidiaries will furnish to the Collateral Agent, in sufficient copies for distribution by the Collateral Agent to each Lender, in such detail as the Collateral Agent or the Lenders shall reasonably request, the following:

                  (a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited balance sheets, and statements of income and expense, cash flow and of stockholders' equity for Imation and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of Imation and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and accompanied by a report thereon unqualified as to scope of independent certified public accountants selected by the

Borrowers and reasonably satisfactory to the Collateral Agent. The Borrowers, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Collateral Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Collateral Agent and the Lenders. Each Borrower hereby authorizes the Collateral Agent to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Collateral Agent any and all financial statements and other supporting financial documents and schedules relating to such Borrower and to discuss directly with the Collateral Agent the finances and affairs of such Borrower; provided, that the Borrowers shall be permitted to be present during any such discussions between the Collateral Agent and such accountants when no Event of Default is outstanding.

                  (b) As soon as available, but in any event not later than forty-five (45) days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, consolidated unaudited balance sheets of Imation and its consolidated Subsidiaries as at the end of such quarter, and consolidated unaudited statements of income and expense and cash flow for Imation and its consolidated Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, together with the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and results of operations of Imation and its consolidated Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 6.2(a). Such statements shall be certified by the chief financial officer, the treasurer or any assistant treasurer of Imation as fairly presenting the financial position and results of operations of Imation and its subsidiaries as of the date thereof and for such periods, subject to normal year-end adjustments.

                  (c) As soon as available, but in any event not later than thirty (30) days after the end of each month, consolidated unaudited balance sheets of Imation and its consolidated Subsidiaries as at the end of such month, and consolidated unaudited statements of income and expense for Imation and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operation of Imation and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared substantially in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 6.2(a). Such statements shall be certified by the chief financial officer, the treasurer or any assistant treasurer of Imation as fairly presenting the financial position and results of operations of Imation and its subsidiaries as of the date thereof and for such periods, subject to normal year-end adjustments, and in the case of the statements for each month other than the last month of a quarter, subject to normal quarterly adjustments.

                  (d) With each of the audited Financial Statements delivered pursuant to Section 6.2(a), a report from the independent certified public accountants that examined such statements indicating that while their audit was not directed primarily toward obtaining knowledge of such noncompliance, except as described in such report, in connection with conducting their audit, nothing came to their attention that caused them to believe that the Borrowers failed to comply with Section 8.21 or 8.22 of this Agreement.

                  (e) With each of the annual audited and quarterly unaudited Financial Statements delivered pursuant to Sections 6.2(a) and 6.2(b), a certificate of the chief executive officer, the chief financial officer, the treasurer or any assistant treasurer of Imation (each such certificate, a "Compliance Certificate") (i) setting forth in reasonable detail the calculations required to establish that the Borrowers were in compliance with its covenants set forth in Sections 8.22 and 8.23 during the period covered in such Financial Statements and as at the end thereof, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are correct and complete as at the date of such certificate as if made at such time, (B) the Borrowers are, at the date of such certificate, in compliance with all of their covenants and agreements in this Agreement and the other Loan Documents, and (C) no Default or Event of Default then exists or existed during the period covered by such Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrowers have taken or propose to take with respect thereto.

                  (f) Prior to, but no more than ninety (90) days prior to, the beginning of each Fiscal Year, consolidated projected balance sheets, statements of income and expense, and statements of cash flow for Imation and its consolidated Subsidiaries as at the end of and for each month of such Fiscal Year and the next succeeding Fiscal Year.

                  (g) Within thirty (30) days after the end of each calendar month, a report of (1) all Restricted Investments as of the end of such calendar month, and (2) all investments in and loans or other advances outstanding to Subsidiaries as of the end of such calendar month, and of all Distributions and loan repayments received from Subsidiaries during such month, in detail, form and substance reasonably satisfactory to the Collateral Agent.

                  (h) Promptly after their preparation, copies of any all proxy statements, financial statements, reports filed by Imation or any of its Subsidiaries with the Securities and Exchange Commission, and of all reports which Imation makes available to its stockholders or public debt holders.

                  (i) Upon the request of the Collateral Agent and/or any Lender, a copy of each tax return filed by each Borrower or by any Subsidiary of a Borrower.

                  (j) Such additional information as the Collateral Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of each Borrower or any Subsidiary, including, without limitation, projections of future operations on both a consolidated and consolidating basis.

                  6.3 Notices to the Lenders. The Borrowers shall notify the Collateral Agent, in writing, in sufficient copies for distribution by the Collateral Agent to each Lender, of the following matters at the following times:

                  (a) Promptly after an Authorized Officer becoming aware thereof, any Default or Event of Default.

                  (b) Within three (3) Business Days after an Authorized Officer becoming aware thereof, the assertion by the holder of any capital stock of a Borrower or of any Debt owing by a Borrower in an outstanding principal amount in excess of $2,000,000 that a default exists with respect thereto or that such Borrower is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

                  (c) Within three (3) Business Days after an Authorized Officer becoming aware thereof, any material adverse change in a Borrower's or any Subsidiary's property, business, operations, or condition (financial or otherwise).

                  (d) Within three (3) Business Days after an Authorized Officer becoming aware thereof, any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Public Authority, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Collateral Agent's or any Lender's rights under the Loan Documents, or a Borrower's or any Subsidiary's property, business, operations, or condition (financial or otherwise).

                  (e) Within three (3) Business Days after an Authorized Officer becoming aware thereof, any pending or threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute affecting a Borrower or any Subsidiary.

                  (f) Within three (3) Business Days after an Authorized Officer becoming aware thereof, any violation of any law, statute, regulation, or ordinance of Public Authority applicable to a Borrower, or its properties which may materially and adversely affect the Collateral, the repayment of the Obligations, the Collateral Agent's or any Lender's rights under the Loan Documents, or such Borrower's property, business, operations, or condition (financial or otherwise).

                  (g) Within three (3) Business Days after an Authorized Officer becoming aware thereof, any violation by a Borrower of any Environmental Law or, immediately upon its receipt thereof, any notice that a Borrower receives asserting that such Borrower is not in compliance with any Environmental Law or that its compliance is being investigated by a Public Authority, in any such case to the extent such violation or non-compliance could reasonably be expected to result in a Material Environmental Event.

                  (h) Within three (3) Business Days after receipt thereof by any Authorized Officer, any notice that a Borrower is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that a Borrower is subject to investigation by any Public Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant, in any such case, to the extent that any such Release or threatened Release could reasonably be expected to result in a Material Environmental Event.

                  (i) Within three (3) Business Days after an Authorized Officer becoming aware thereof, the imposition of any Environmental Lien against any property of a Borrower.

                  (j) Any change in a Borrower's name, state of incorporation, or form of organization, trade names or styles under which such Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto.

                  (k) Within ten (10) Business Days after a Borrower or any ERISA Affiliate knows or has reason to know, that a Termination Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) which could reasonably be expected to result in material liability to the Borrowers has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

                  (l) Within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by a Borrower or any ERISA Affiliate from the IRS with respect to such request; and upon the request of the Collateral Agent, each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan.

                  (m) Within ten (10) Business Days after receipt thereof by a Borrower or any ERISA Affiliate, copies of the following: (i) upon the request of the Collateral Agent, each actuarial report for any Benefit Plan or Multiemployer Plan and annual report for any Multiemployer Plan; (ii) any notices of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer such Benefit Plan; (iii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under
Section 401(a) of the Code; or (iv) any notice from a Multiemployer Plan regarding the imposition of withdrawal liability.

                  (n) Within ten (10) Business Days after the occurrence thereof: (i) upon the request of the Collateral Agent, any increases in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which a Borrower or any ERISA Affiliate was not previously contributing; or (ii) any failure by a Borrower or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment.

                  (o) Within ten (10) Business Days after a Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multiemployer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

For purposes of subsections (k) through (o) above, each Borrower and any ERISA Affiliate shall be deemed to know all facts known by the Administrator of any Plan of which such Borrower or any ERISA Affiliate is the plan sponsor.

Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the applicable Borrower and any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.


                                    ARTICLE 7

                     GENERAL WARRANTIES AND REPRESENTATIONS

                  Each Borrower warrants and represents to the Collateral Agent and the Lenders, that:

                  7.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each Borrower has the corporate power and authority to execute, deliver and perform this Agreement and other Loan Documents, to incur the Obligations, and to grant to the Collateral Agent Liens upon and security interests in the Collateral. Each Borrower has taken all necessary corporate action (including, without limitation, obtaining approval of its stockholders) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or declaration or filing with, any Public Authority, and no consent of any other Person, is required in connection with a Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents, except for those already duly obtained. Each of this Agreement and the other Loan Documents to which it is a party has been duly executed and delivered by each Borrower, and constitutes the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms. Neither Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents does or will conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of such Borrower by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which such Borrower is a party or which is binding upon it, (b) any judgment, law, statute, rule or governmental regulation applicable to such Borrower or (c) the Certificate or Articles of Incorporation or By-laws of such Borrower.

                  7.2 Validity and Priority of Security Interest. The provisions of this Agreement, the Mortgages, and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Collateral Agent, for the ratable benefit of the Collateral Agent, the Agents and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, in the case of personal property, to the extent a security interest can be perfected by the filing of UCC-1 financing statements in all applicable states, having priority over all other Liens on the Collateral other than Permitted Liens, securing all the Obligations, and enforceable against each Borrower and all third parties.

                  7.3 Organization and Qualification. Each Borrower (a) is duly incorporated and organized and validly existing in good standing under the laws of the State of Delaware, (b) is qualified to do business as a foreign corporation and is in good standing in the States indicated on Schedule 7.3, which are the only states in which qualification is necessary in order for it to own or lease its property and conduct its business, and (c) has all requisite power and authority to conduct its business and to own its property.

                  7.4 Corporate Name; Prior Transactions. Neither Borrower has, since July 1, 1996, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business, except as set forth on Schedule 7.4.

                  7.5 Subsidiaries and Other Affiliates. Schedule 7.5 is a correct and complete list of the name and relationship to each Borrower of each and all of such Borrower's Subsidiaries and other Affiliates. Each Subsidiary is
(a) duly incorporated and organized and validly existing in good standing under the laws of its state or country of incorporation set forth on Schedule 7.5, and
(b) qualified to do business as a foreign corporation and in good standing in the states set forth opposite its name on Schedule 7.5, which are the only states in which such qualification is necessary in order for it to own or lease its property and conduct its business.

                  7.6 Financial Statements and Projections. (a) Imation has delivered to the Lenders the audited balance sheet and related statements of income, retained earnings, changes in financial position, and changes in stockholders equity for Imation and its Subsidiaries as of December 31, 1997 and for the Fiscal Year then ended, accompanied by the report thereon of Imation's independent certified public accountants, Pricewaterhouse Coopers LLP. Imation has also delivered to the Collateral Agent and the

Lenders the unaudited balance sheet and related statements of income and changes in financial position for Imation and its Subsidiaries as of September 30, 1998 and for the three fiscal quarters then ended. Such financial statements are attached hereto as Exhibit B-1. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly the financial position of Imation and its Subsidiaries as at the dates thereof and results of operations for the periods then ended.

                  (b) The Latest Projections represent Imation's best estimate of the future financial performance of Imation and its Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which Imation believes are fair and reasonable in light of current and reasonably fore seeable business conditions.

                  (c) The pro forma consolidated balance sheet of Imation and its Subsidiaries as at December 31, 1998, attached hereto as Exhibit B-3, presents fairly and accurately the financial condition of Imation and its Subsidiaries as at such date as if the Closing Date had been such date and the Loans anticipated to be made on such date and Letters of Credit anticipated to be issued on such date had been made or issued, and such balance sheet has been prepared in accordance with GAAP.

                  7.7 Solvency. Each Borrower is Solvent prior to and after giving effect to the making of the Revolving Loans to be made on the Closing Date, the issuance of the Letters of Credit to be issued on the Closing Date, and shall remain Solvent during the term of this Agreement.

                  7.8 Debt. After the making of the Revolving Loans to be made on the Closing Date, each Borrower has no Debt, except Debt permitted by Section 8.13.

                  7.9 Title to Property. With respect to those locations listed as Premises owned by each Borrower on Schedule 7.10, the applicable Borrower has good and marketable title in fee simple to such Premises, and the applicable Borrower has good, indefeasible, and merchantable title to all of its other property (including, without limitation, the assets reflected on the December 31, 1997 Financial Statements delivered to the Collateral Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof or as otherwise expressly permitted hereby), free of all Liens except Permitted Liens.

                  7.10 Real Estate; Leases. Schedule 7.10 sets forth a correct and complete list of all Real Estate owned by each Borrower as of the Closing Date, all leases and subleases of real property, and all leases and subleases of personal property with annual rentals in excess of $1,000,000, by each Borrower as lessee or sublessee, and all leases and subleases of real or personal property by each Borrower as lessor, lessee, sublessor or sublessee. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by either Borrower or, to the best of the Borrowers' knowledge, any other party to any such lease or sublease exists.

                  7.11 Proprietary Rights. To the best of each Borrower's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights constitute all of the property of such type necessary to the current and anticipated future conduct of each Borrower's business. No license or consent from any third party with respect to any of the Proprietary Rights would be required for the Collateral Agent to prepare for sale or sell, lease or distribute any of the Collateral pursuant to Section 10.2.

                  7.12 Trade Names. All trade names or styles under which each Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 7.4.

                  7.13 Litigation. Except as set forth on Schedule 7.13, there is no pending or (to the best of each Borrower's knowledge) threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Public Authority, or any basis for any of the foregoing, which could reasonably be expected to materially and adversely affect the Collateral, the repayment of the Obligations, the Collateral Agent's or any Lender's rights under the Loan Documents, or a Borrower's property, business, operations, or condition (financial or otherwise).

                  7.14 Restrictive Agreements. Neither Borrower is a party to any contract or agreement, or is subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects or, insofar as such Borrower can reasonably foresee, could reasonably be expected to materially and adversely affect, such Borrower's property, business, operations, or condition (financial or otherwise), or would in any respect materially and adversely affect the Collateral, the repayment of the Obligations, the Collateral Agent's or any Lender's rights under the Loan Documents, or a Borrower's property, business, operations, or condition (financial or otherwise).

                  7.15 Labor Disputes. Except as set forth on Schedule 7.15, (a) there is no collective bargaining agreement or other labor contract covering employees of a Borrower, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement and (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of a Borrower or for any similar purpose, and (d) there is no pending or (to the best of each Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting a Borrower, or any of its employees.

                  7.16 Environmental Laws. Except as otherwise disclosed on
Schedule 7.16 and except as to matters which would not constitute Material Environmental Events:

                  (a) Each Borrower has complied, and to the best knowledge of any Authorized Officer, with respect to the Real Estate, each Borrower's predecessors in interest has complied, in all material respects with all Environmental Laws and health and safety laws applicable to its property and business, and neither Borrower nor any of its present property or operations, or to the best knowledge of any Authorized Officer, its past property or operations, are subject to any order from or agreement with any Public Authority or private Person respecting (i) compliance with any Environmental Law, or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

                  (b) Each Borrower has obtained all environmental, health and safety permits necessary for its operation, and all such permits are in good standing and each Borrower is in material compliance with all terms and conditions of such permits.

                  (c) Neither Borrower nor, to the best knowledge of any Authorized Officer, any of its predecessors in interest with respect to the Real Estate, has generated, handled, used, stored or disposed of any hazardous or toxic waste or substance, as defined pursuant to 40 CFR Part 261, on or off its property (whether or not owned by it), nor has either Borrower filed any notice with any Public Authority indicating such generation, handling, use, storage or disposal.

                  (d) Neither Borrower has material contingent liability with respect to non-compliance with any Environmental Laws or any Release or threatened Release of a Contaminant or the generation, handling, use, storage, or disposal of hazardous or toxic wastes or substances.

                  (e) Neither Borrower, nor to the best knowledge of any Authorized Officer, any of its predecessors in interest with respect to the Real Estate, has received any summons, complaint, order or similar notice that it is not in compliance with, or that any Public Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

                  (f) To the best knowledge of any Authorized Officer, none of the present or past operations of either Borrower is the subject of any investigation by any Public Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                  (g) There is not now, nor to the best knowledge of any Authorized Officer has there ever been, on or in the Premises:

                           (i) any underground storage tanks or surface
                  impoundments,

                           (ii) any asbestos containing material, or

                           (iii) any polychlorinated biphenyls (PCB) used in
                  hydraulic oils, electrical transformers or other equipment.

                  (h) Neither Borrower has filed any notice under any applicable Environmental Law reporting a Release of a Contaminant into the environment.

                  (i) Neither Borrower has entered into any negotiations or agreements with any Person (including, without limitation, the prior owner of its property) relating to any remedial action in response to the Release of a Contaminant or environmentally related claim on property owned or operated by a Borrower.

                  (j) All asbestos containing material which is on or part of the Premises (excluding any raw materials used in the manufacture of products or products themselves) is in good repair according to the current standards and practices governing such material, and its presence or condition does not violate any applicable Environmental Law.

                  (k) None of the products manufactured, distributed or sold by either Borrower contains asbestos containing material.

                  (l) No Environmental Lien has attached to any property of either Borrower or any Subsidiary.

                  7.17 No Violation of Law. Neither Borrower is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation would in any respect materially and adversely affect the Collateral, the repayment of the Obligations, the Collateral Agent's or any Lender's rights under the Loan Documents, or a Borrower's property, business, operations, or condition (financial or otherwise).

                  7.18 No Default. Neither Borrower is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which a Borrower is a party or by which it is bound, which default would materially and adversely affect the Collateral, the repayment of the Obligations, the Collateral Agent's or any Lender's rights under the Loan Documents, or a Borrower's property, business, opera tions, or condition (financial or otherwise).

                  7.19 ERISA. (a) Neither Borrower nor any ERISA Affiliate maintains or contributes to any Benefit Plan or Multiemployer Plan other than those listed on Schedule 7.19.

                  (b) No Benefit Plan or Multiemployer Plan has been terminated or partially terminated or is insolvent or in reorganization, nor have any proceedings been instituted to terminate or reorganize any Benefit Plan or Multiemployer Plan.

                  (c) Neither Borrower nor any ERISA Affiliate has incurred any material withdrawal liability to any Benefit Plan pursuant to Title IV of ERISA which has not been satisfied.

                  (d) Neither Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under Title IV of ERISA with respect to any Benefit Plan which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid.

                  (e) No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code), whether or not waived.

                  (f) Except as provided on Schedule 7.19, neither Borrower nor any ERISA Affiliate maintains or contributes to any employer welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA.

                  (g) Neither Borrower nor any ERISA Affiliate has failed to make a required installment with respect to a Benefit Plan under subsection (m) of Section 412 of the Code or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment.

                  (h) Neither Borrower nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Code due to a Benefit Plan amendment that results in an increase in current liability for the plan year.

                  (i) Each Borrower has given to the Collateral Agent copies of each Benefit Plan and related trust agreement (including all amendments to such Plan and trust) in existence or committed to as of the date hereof.

                  (j) Neither Borrower nor any ERISA Affiliate would reasonably be expected to have any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA.

                  7.20 Taxes. Each Borrower has filed all tax returns and other reports which it was required by law to file on or prior to the date hereof and has paid all taxes, assessments, fees, and other governmental charges, and penalties and interest, if any, against it or its property, income, or franchise, that are due and payable.

                  7.21 Investment Company Act, etc. Neither Borrower is an "investment company" nor an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80(a)(l), et seq.), nor is a Borrower subject to any other state or federal regulation limiting its ability to incur Debt. The making of the Revolving Loans and other financial accommodations hereunder by the Collateral Agent and the Lenders, the application of the proceeds and repayment thereof by the Borrowers and the con summation of the other transactions contemplated by this Agreement and the Loan Documents do not violate any provisions of such laws or any rule, regulation or order issued by the Securities and Exchange Commission or other Public Authority thereunder.

                  7.22 Public Utility Holding Company. Neither Borrower is a "holding company" or a "subsidiary company" of a "holding company" or an Affiliate of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  7.23 Margin Stock. None of the Revolving Loans or the other financial accommodations hereunder will be used, directly or indirectly, for the purpose of purchas ing or carrying any "margin stock" (as that term is defined in Regulation U of the Federal Reserve Board), for the purpose of reducing or retiring any Debt or other Person's indebtedness which was originally incurred to purchase or carry any margin stock, or for any other purpose which might cause any such loan or other financial accommodation to be considered a "purpose credit" within the meaning of Regulation U or X of the Federal Reserve Board. Neither Borrower will take nor permit any Collateral Agent acting on its behalf to take any action which might cause any transaction, obligation or right created by this Agreement, or any document or instrument delivered pursuant hereto, to violate any regulation of the Federal Reserve Board. Not more than 25% of the assets (determined by value) of either Borrower, or of Imation and its Subsidiaries on a consolidated basis, constitutes Margin Stock.

                  7.24 Broker's Fees. No broker or finder is entitled to receive compensation for services rendered with respect to the transactions described in this Agreement.

                  7.25 No Material Adverse Change. No material adverse change has occurred in property, business operations, or conditions (financial or otherwise) of either Borrower or any of its Subsidiaries since September 30, 1998.

                  7.26 Disclosure. Neither this Agreement nor any document or statement furnished to the Collateral Agent or any Lender by or on behalf of a Borrower hereunder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

                  7.27 Bank Accounts. Schedule 7.27 contains a complete and accurate list of all bank accounts maintained by each Borrower with any bank or other financial institution, including each Lock-Box Account.

                  7.28 Fiscal Years. Each Borrower maintains a Fiscal Year based upon the calendar year.


                                    ARTICLE 8

                       AFFIRMATIVE AND NEGATIVE COVENANTS

                  Each Borrower covenants to the Collateral Agent and each Lender that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

                  8.1 Taxes and Other Obligations. Each Borrower shall (a) file when due all federal tax returns and all other material tax returns and other reports, which it is required to file, (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Collateral Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing and (c) pay when due all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, that the Borrowers need not pay any tax, fee, assessment, governmental charge, or Debt, or discharge any other obligation, that either of them is contesting in good faith by appropriate proceedings diligently pursued, and for which adequate reserves are maintained, so long as no Lien, other than a Permitted Lien, results from such non-payment.

                  8.2 Corporate Existence and Good Standing. Each Borrower shall maintain its corporate existence and its qualification and good standing in all states necessary to conduct its business and own its property, and shall obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to conduct its business and own its property.

                  8.3 Compliance with Law and Agreements. Each Borrower shall comply in all material respects with the terms and provisions of each judgment, and each material law, statute, rule, and governmental regulation applicable to it, and each material contract, mortgage, lien, lease, indenture, order, instrument, agreement, or document to which it is a party or by which it is bound.

                  8.4 Maintenance of Property. Each Borrower shall maintain all of its property necessary and useful in its business in good operating condition and repair, ordinary wear and tear excepted.

                  8.5 Insurance. Each Borrower shall maintain, with financially sound and reputable insurers or re-insurers, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Collateral Agent or the Majority Lenders, shall reasonably specify, in amounts, and under policies reasonably acceptable to the Collateral Agent and the Majority Lenders (it being understood that such insurance may be maintained with an Affiliate of the Borrowers). Without limiting the foregoing, each Borrower shall also maintain flood insurance, in the event of a designation of the area in which any Real Estate is located as "flood prone" or a "flood risk area," as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Collateral Agent, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act.

                  Each Borrower shall cause the Collateral Agent, for the ratable benefit of the Collateral Agent, the Agents and the Lenders, to be named in each such policy as secured party or mortgagee and loss payee or additional insured, in a manner reasonably acceptable to the Collateral Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Collateral Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Collateral Agent shall not be impaired or invalidated by any act or neglect of the applicable Borrower or the owner of any premises for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrowers when due, and certificates of insurance and, if requested by the Collateral Agent or any Lender, photocopies of the policies shall be delivered to the Collateral Agent, in each case in sufficient quantity for distribution by the Collateral Agent to each of the Lenders. If the Borrowers fail to procure such insurance or to pay the premiums therefor when due, the Collateral Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans as described in Section 4.4.

                  Each Borrower shall promptly notify the Collateral Agent and the Lenders of any loss, damage, or destruction to the Collateral or arising from its use, in any such case involving an amount in excess of $1,000,000, whether or not covered by insurance. During an Activation Period, the Collateral Agent is hereby authorized to collect all insurance proceeds directly. After deducting from such proceeds the expenses, if any, incurred by the Collateral Agent in the collection or handling thereof, the Collateral Agent shall apply such proceeds to the reduction of the Obligations. Without limiting the foregoing, in case of any loss, damage or destruction during an Activation Period with respect to any of the Equipment or Real Estate (other than the Corporate Campus Assets), including any improvements, the Collateral Agent is authorized to collect all insurance proceeds payable in connection therewith and apply them at the option of the Majority Lenders, to the reduction of any of the Obligations then due hereunder. So long as no Event of Default exists, the applicable Borrower shall be permitted, at its option, to use any such insurance proceeds, or any part thereof, to replace, or to repair, restore or rebuild, the lost, damaged or destroyed property. If the lost, damaged or destroyed property is to be replaced, repaired, restored or rebuilt, such replacement, repair, restoration or rebuilding shall be done with materials and workmanship of substantially as good a quality as existed before such loss, damage or destruction, and the applicable Borrower shall commence the work of replacement, repair, restoration or rebuilding as soon as practicable and proceed diligently with it until completion.

                  8.6 Condemnation. Each Borrower shall, immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of its property, notify the Collateral Agent and the Lenders of the pendency of such proceeding, and agrees that the Collateral Agent may participate in any such proceeding, and such Borrower from time to time will deliver to the Collateral Agent all instruments reasonably requested by the Collateral Agent to permit such participation. During an Activation Period, the Collateral Agent is authorized to collect the proceeds of any condemnation claim or award and apply them, at the direction of the Majority Lenders, to the reduction of any of the Obligations then due. So long as no Event of Default exists, the applicable Borrower shall be permitted, at its option, to use any such proceeds, or any part thereof, to replace, repair or restore the condemned property. If the condemned property is to be replaced, repaired, restored or rebuilt, such replacement, repair, restoration or rebuilding shall be done with materials and workmanship of substantially as good a quality as existed before such loss, damage or destruction, and the applicable Borrower shall commence the work of replacement, repair, restoration or rebuilding as soon as practicable and proceed diligently with it until completion.

                  8.7 Environmental Laws. (a) Each Borrower shall comply in all material respects with all Environmental Laws applicable to it, including, without limitation, those relating to the generation, handling, use, storage, and disposal of hazardous and toxic wastes and substances, the failure to comply with which could reasonably be expected to result in a Material Environmental Event. Each Borrower shall take prompt and appropriate action to respond to any non-compliance with Environmental Laws which could reasonably be expected to result in a Material Environmental Event, and shall regularly report to the Collateral Agent and the Lenders on such response.

                  (b) The Collateral Agent and its agents and representatives will have the right, in the Collateral Agent's reasonable discretion, to enter and visit any Real Estate for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of such Real Estate during normal business hours. The Collateral Agent is under no duty, however, to visit or observe any Real Estate or to conduct tests, and any such acts by the Collateral Agent will be solely for the purposes of protecting the Collateral Agent's and the Lenders' credit exposure to the Borrowers, their interest in the Collateral and preserving their rights under this Agreement and the other Loan Documents. No site visit, observation or testing by the Collateral Agent will result in a waiver of any Event of Default or Default. In no event will any site visit, observation or testing by the Collateral Agent be a representation that any Contaminants are or are not present in, on or under any Real Estate, or that there has been or will be compliance or noncompliance with any Environmental Law or any other applicable law. Neither Borrower nor any other Person is entitled to rely on any site visit, observation or testing by the Collateral Agent. The Collateral Agent owes no duty of care to protect either Borrower or any other Person against, or to inform either Borrower or any other Person of, any Contaminant, Release, noncompliance with any Environmental Law or any other adverse condition affecting any Real Estate. The Collateral Agent shall disclose to the Borrowers any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Collateral Agent. Each Borrower understands and agrees that the Collateral Agent makes no warranty or representation to such Borrower or any other Person regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. Each Borrower also understands that, depending on the results of any site visit, observation or testing by the Collateral Agent and disclosed to the Borrower, such Borrower may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by such Borrower without advice or assistance from the Collateral Agent. In each instance, the Collateral Agent will give the applicable Borrower reasonable notice before entering its Real Estate for purposes of this Section 8.7(b). The Collateral Agent will make reasonable efforts to avoid interfering with the Borrowers' use of any Real Estate.

                  8.8 ERISA. Each Borrower shall, and shall cause each of its ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, all regulations and interpretations promulgated thereunder, and all other applicable laws and regulations.

                  8.9 Mergers, Consolidations and Sales. Neither Borrower shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except for (a) sales of Inventory in the ordinary course of its business, (b) licenses and sublicenses of Proprietary Rights, (c) dispositions of Equipment expressly permitted by Section 5.11, (d) mergers with and into such Borrower in connection with Permitted Acquisitions, (e) a transfer of the Corporate Campus Assets permitted under Section 8.18 or 8.19(b). and (f) other dispositions of assets the net proceeds of which do not exceed $25,000,000 in the aggregate during the term of this Agreement.

                  8.10 Distributions; Capital Change. Neither Borrower shall (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, or (b) make any change in its capital structure which could adversely affect the repayment of the Obliga tions; provided, however, that (x) Enterprises may make Distributions to Imation and (y) Imation shall be permitted to make acquisitions of its capital stock, provided that (i) no Default or Event of Default is outstanding, and (ii) prior to and immediately following any such acquisition, Borrowing Base Availability shall be at least $50,000,000.

                  8.11 Transactions Affecting Collateral or Obligations. Neither Borrower shall enter into any transaction which materially and adversely affects the Collateral or a Borrower's ability to repay the Obligations.

                  8.12 Guaranties. Neither Borrower shall make, issue, or become liable on any Guaranty, except (a) Foreign Subsidiary Guaranties; provided, that the aggregate amount of Debt guaranteed by such Foreign Subsidiary Guaranties may not exceed $75,000,000 at any time outstanding; (b) Guaranties of the obligations of any Subsidiary holding the Corporate Campus Assets in connection with the financing of the Corporate Campus Assets; (c) Guaranties of the obligations of other Subsidiaries; provided that the aggregate amount of Debt guaranteed by such Guaranties may not exceed $5,000,000 at any time outstanding; or (d) Guaranties in favor of the Collateral Agent.

                  8.13 Debt. Neither Borrower shall incur or maintain any Debt, other than: (a) the Obligations; (b) Debt incurred to finance the purchase of Equipment constituting Capital Expenditures; (c) Guaranties permitted by Section 8.12; (d) other Debt existing on the Closing Date and reflected on Schedule 8.13; (e) Debt assumed as part of a Permitted Acquisition; (f) Debt secured by Liens described in clauses (j), (k) and (l) of the definition of "Permitted Liens"; provided that the proceeds of any Debt secured by Liens described in such clause (k) shall be used by the Borrowers for general corporate purposes; and (g) other Debt not exceeding $1,000,000 at any time outstanding..

                  8.14 Transactions with Affiliates. Except as set forth below, neither Borrower shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), except actual expenses incurred and approved in advance in writing by the Collateral Agent and the Majority Lenders, to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate, other than Foreign Affiliate Guaranties. Notwithstanding the foregoing, each Borrower and its Subsidiaries may engage in transactions in the ordinary course of business, in amounts and upon terms fully disclosed to the Collateral Agent and the Lenders, and no less favorable to such Borrower and its Subsidiaries than would obtain in a comparable arm's-length transaction with a third party who is not an Affiliate, including sales to or purchases from Foreign Subsidiaries which may include a transfer pricing element, and may make loans to (including, as part of such loans, the amounts of any receivable from such Foreign Subsidiaries not paid within 45 days of the due date, net of any unapplied credits owed to such Foreign Subsidiaries) and investments in Foreign Subsidiaries (in addition to Foreign Affiliate Guaranties) in an amount not to exceed $75,000,000 in the aggregate after the Closing Date (net of any loan repayments and Distributions made by Foreign Subsidiaries to either Borrower after the Closing Date), the amount of such loans to and investments in Foreign Subsidiaries being $577,173,221 as of November 30, 1998 as set forth in Schedule 8.14.

                  8.15 Investment Banking and Finder's Fees. Neither Borrower shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. Each Borrower shall defend and indemnify the Collateral Agent and the Lenders against and hold them harmless from all claims of any Person for any such fees, and all costs and expenses (including without limitation, attorneys' fees) incurred by the Collateral Agent and/or any Lender in connection therewith.

                  8.16 Business Conducted. Neither Borrower shall engage, directly or indirectly, in any line of business other than the businesses in which such Borrower is engaged on the Closing Date or businesses reasonably related thereto.

                  8.17 Liens. Neither Borrower shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

                  8.18 Sale and Leaseback Transactions. Neither Borrower shall, directly or indirectly, enter into any arrangement with any Person providing for such Borrower to lease or rent property that such Borrower has or will sell or otherwise transfer to such Person; provided, that the Borrowers may enter into one or more sale and leaseback transactions with respect to the Corporate Campus Assets, on terms otherwise permitted under this Agreement, provided that the proceeds of any such sale and leaseback transaction shall be used by the Borrowers for general corporate purposes.

                  8.19 New Subsidiaries. (a) The Borrowers shall not permit the aggregate assets (excluding the Corporate Campus Assets) of their non-Foreign Subsidiaries (other than Enterprises or any Subsidiary acquired in a Permitted Acquisition), to exceed $5,000,000 for any Subsidiary or $10,000,000 in the aggregate for all such Subsidiaries. If either Borrower through a Permitted Acquisition or otherwise acquires or creates a new Subsidiary (other than a Foreign Subsidiary or a Subsidiary created to hold the Corporate

Campus Assets), the Borrowers agree, at the request of Majority Lenders, to enter into an amendment to this Agreement to add references to such Subsidiary in the representations and warranties, covenants and Events of Default, to pledge the stock of such Subsidiary to the Collateral Agent for the benefit of itself and the Lenders, and to cause such Subsidiary to execute a Guaranty and security agreement as described in clause (c) of the definition of Permitted Acquisition, all as reasonably deemed appropriate by Majority Lenders.

                  (b) Imation may create one or more Subsidiaries, or may permit its existing Subsidiary, Imation Funding Corp., to hold the Corporate Campus Assets; provided that the stock of each such Subsidiary shall be pledged to the Collateral Agent for the benefit of itself and the Lenders; and provided further, that any such pledge of such stock shall include an agreement by the Collateral Agent to release any such stock which is to be sold to a third party investor so long as the proceeds of such sale are to be distributed to Imation. Imation agrees that it shall cause any such Subsidiary to distribute to Imation the net proceeds of any sale, lease or financing of any part of the Corporate Campus Assets, or of any sale or issuance of any of the stock or other ownership interests of such Subsidiary, and Imation shall use the proceeds of any such distribution for general corporate purposes.

                  8.20 Restricted Investments. Neither Borrower shall make any Restricted Investment, except for investments in (a) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (b) certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a Lender or Lender Affiliate or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; (c) commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof; (d) investments in Hummer Winblad Venture Partners L.P., Hummer Winblad Venture Partners II, L.P., 21st Century Internet Fund, L.P. and Edelson IV, L.P. in an aggregate amount up to $8,000,000; (e) investments in other venture capital or investment funds in an amount not to exceed $1,500,000 per fiscal year; (f) Securities or other investment property distributed to either Borrower from funds described in clause (d) or (e) above; (g) investments in money market funds that invest primarily in assets described in clauses (a), (b) and (c) above; and (h) notes received in connection with the disposition of assets permitted by this Agreement, in the aggregate amount not to exceed $2,000,000 at any time outstanding; provided, that any of the Restricted Investments described above shall be pledged to the Collateral Agent, in a manner reasonably satisfactory to the Collateral Agent, within 30 days after acquisition thereof. The dollar amounts referenced in clauses (d) and (e) above shall be determined on the Borrowers' cost basis.

                  8.21 Minimum Borrowing Base Availability. The Borrowers will maintain Borrowing Base Availability of not less than $20,000,000.

                  8.22 Adjusted Tangible Net Worth. The Borrowers will maintain Adjusted Tangible Net Worth of not less $450,000,000; provided, that to the extent Adjusted Tangible Net Worth has been reduced by a one-time noncash asset write-off relating to the Borrowers' foreign Subsidiaries, such amount shall be added back in an amount not to exceed $50,000,000 in computing Adjusted Tangible Net Worth for purposes of this covenant.

                  8.23 Fiscal Year. The Borrowers will not change their Fiscal Year from a Fiscal Year based upon the calendar year.

                  8.24 Further Assurances. The Borrowers shall execute and deliver, or cause to be executed and delivered, to the Collateral Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Collateral Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.


                                    ARTICLE 9

                              CONDITIONS OF LENDING

                  9.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, the obligation of the Collateral Agent to cause to be issued or provide L/C Credit Support for any Letter of Credit on the Closing Date, and the obligation of the Lenders to participate in Letters of Credit issued on the Closing Date, or in L/C Credit Support for any Letters of Credit issued on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Collateral Agent and the
Lenders:

                  (a) Each Borrower shall have performed and complied with all covenants, agreements and conditions contained herein which are required to be performed or complied with by such Borrower before or on the Closing Date.

                  (b) The Collateral Agent and the Lenders shall have received a certificate dated the Closing Date and signed by the President or a Vice President and the Chief Financial Officer or Treasurer of each Borrower certifying that the conditions specified in Section 9.1(a) have been fulfilled.

                  (c) The Collateral Agent and the Lenders shall have received all items on the List of Closing Documents attached hereto as Exhibit C which are not elsewhere identified in this Article 9, other than those items specified on such List of Closing Documents as being deliverable after the Closing Date, such items to be in form and substance satisfactory to the Collateral Agent and the Lenders, and to be executed by all parties thereto when the nature of such items so requires.

                  (d) The Collateral Agent and the Lenders shall be satisfied with the result of their due diligence with respect to the environmental condition of each Borrower's Real Estate and previously owned property, including, without limitation, the results and information contained in the Collateral Agent's form "Environmental Questionnaire" completed by each Borrower.

                  (e) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Collateral Agent and the Lenders. The Collateral Agent shall have received copies of such documents and papers as the Collateral Agent and the Lenders may reasonably request in connection therewith, all in form and substance reasonably satisfactory to the Collateral Agent and the Lenders.

                  (f) The Borrowers shall have paid all fees required to be paid under the terms of the Fee Letter and the Commitment Fee Letter.

The acceptance by each Borrower of any Loans made on the Closing Date shall be deemed to be a representation and warranty made by such Borrower to the effect that all of the conditions to the making of such Loans set forth in Section 9.1(a) have been satisfied, with the same effect as delivery to the Collateral Agent and the Lenders of a certificate signed by the president and chief financial officer of such Borrower, dated the Closing Date, to such effect. Execution and delivery to the Collateral Agent by a Lender of a counterpart of this Agreement and the making of its initial extension of credit pursuant to this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent set forth in this Section 9.1 have been fulfilled to the satisfaction of such Lender and (ii) the decision of such Lender to execute and deliver to the Collateral Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Collateral Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 9.1.

                  9.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Closing Date, and the obligation of the Collateral Agent to cause to be issued or to provide L/C Credit Support for any Letter of Credit and the obligation of the Lenders to participate in Letters of

Credit or L/C Credit Support for Letters of Credit, shall be subject to the further conditions precedent that on the date of any such extension of credit;

                  (a) the following statements shall be true, and the acceptance by each Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii), with the same effect as the delivery to the Collateral Agent and the Lenders of a certificate signed by the president and chief financial officer of such Borrower, dated the date of such extension of credit, stating that:

                           (i) The representations and warranties contained in
                  this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty that relates to a specified prior date and except to the extent the Collateral Agent and the Lenders have been notified by a Borrower that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

                           (ii) No event has occurred and is continuing, or
                  would result from such extension of credit, which constitutes a Default or an Event of Default; and

                  (b) the Collateral Agent and the Lenders shall have received such other approvals, opinions or documents as they may reasonably request;

                  (c) no order, judgment or decree of any Public Authority and no law, rule or regulation applicable to any Lender shall purport by its terms to enjoin, restrain or otherwise prohibit the making of the Loan to be made by such Lender; and

                  (d) Since September 30, 1998, no material adverse change shall have occurred with respect to the business, operations, assets or condition (financial or otherwise) of either Borrower, or of Imation and its Subsidiaries taken as a whole;

provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing BABC or the Collateral Agent for such Lender's Pro Rata Share of any Swing Loan or Collateral Agent Advance as provided in Sections 2.2(h), (i) and (j).

                                   ARTICLE 10

                                DEFAULT; REMEDIES

                  10.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                  (a) any failure to pay the principal of or interest on any of the Obligations when due, whether upon demand or otherwise; or any failure to pay any fees hereunder or other Obligations within five (5) days of when due, whether upon demand or otherwise;

                  (b) any representation or warranty made by a Borrower in this Agreement, any of the other Loan Documents, any Financial Statement, or any certificate furnished by a Borrower or any Subsidiary at any time to the Collateral Agent or any Lender shall prove to be untrue in any material respect as of the date on which made;

                  (c) any failure by a Borrower to comply with any of the covenants set forth in Sections 5.9, 8.5, or 8.9 - 8.23;

                  (d) any failure by a Borrower to deliver any of the reports, Financial Statements, certificates or notices required to be delivered under Sections 5.7, 6.2 or 6.3 within three (3) Business Days of when due;

                  (e) any failure by a Borrower to comply with any of the other covenants and agreements contained in this Agreement, the Mortgages or any of the other Loan Documents, for more than (i) twenty (20) days after notice of such failure by the Collateral Agent to such Borrower,
         (ii) thirty (30) days after the date that an Authorized Officer of such Borrower discovers such failure, or (iii) if such failure shall have existed for more than forty-five (45) days, five (5) days after the earlier of (A) written notice thereof from the Collateral Agent to such Borrower or (B) discovery of such failure by an Authorized Officer of such Borrower; provided, however, that no such grace period shall apply, and an Event of Default shall exist promptly upon such failure to comply, if such failure to comply may not, in the Majority Lenders' reasonable determination, be cured by the applicable Borrower during such grace period; or if any such Loan Document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Majority Lenders) or become void or unenforceable without the written consent of the Majority Lenders;

                  (f) default shall occur with respect to any Debt of either Borrower (other than the Obligations) or any Material Subsidiary in an outstanding principal amount in excess of $2,000,000 or under any agreement or instru ment under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by a Borrower or any Material Subsidiary and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                  (g) a Borrower or any Material Subsidiary shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any material part of its property;
         (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

                  (h) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of a Borrower's or any Material Subsidiary's debts or for any other relief under the Bankruptcy Code, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and either (i) such petition, action or proceeding shall not have been dismissed within a period of forty five (45) days after its commencement or (ii) an order for relief against such Borrower or any Material Subsidiary shall have been entered in such proceeding;

                  (i) a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for a Borrower or any Material Subsidiary or for all or any material part of its property shall be appointed; or a warrant of attachment, execution or similar process shall be issued against any material part of the property of a Borrower or any Material Subsidiary;

                  (j) a Borrower or any Material Subsidiary shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                  (k) all or any material part of the property of a Borrower or any Material Subsidiary shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of a Borrower or any Material Subsidiary shall be assumed by any Public Authority or any court of competent jurisdiction at the instance of any Public Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                  (l) any guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

                  (m) one or more judgments or orders for the payment of money aggregating in excess of $2,000,000 (whether or not covered by insurance) shall be rendered against a Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be any period of 10 consecutive days during which such judgment remains unpaid or a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (n) any loss, theft, damage or destruction of any item or items of Collateral occurs which (i) materially and adversely affects the operation of a Borrower's business; or (ii) is material in amount and is not adequately covered by insurance;

                  (o) any Termination Event occurs which the Collateral Agent reasonably believes could subject a Borrower or any ERISA Affiliate to a liability in excess of $2,000,000;

                  (p) the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of
         Section 412(a) of the Code and the Collateral Agent believes that the substantial business hardship upon which the application for such waiver is based could subject either a Borrower or any ERISA Affiliate to a liability in excess of $2,000,000;

                  (q) for any reason other than the failure of the Collateral Agent to take any action available to it to maintain perfection of the Collateral Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void.

                  10.2 Remedies. (a) If a Default or an Event of Default exists, the Collateral Agent may, in its discretion, or, at the direction of the Majority Lenders, shall, without notice to or demand on the Borrowers, do one or more of the following at any time or times and in any order: (i) reduce the Maximum Revolver Amount, the amount of the Revolver Facility or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Maximum Revolver Amount, or reduce or increase one or more of the other elements used in computing the Maximum Revolver Amount; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to arrange for or provide Letters of Credit or L/C Credit Support. If an Event of Default exists, the Collateral Agent may, in its discretion, or shall, at the direction of the Majority Lenders, without notice to or demand on the Borrowers, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order: (i) terminate the Commitments and this Agreement and (ii) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 10.1(g), 10.1(h), 10.1(i), or 10.1(j), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind.

                  (b) If an Event of Default exists: (i) the Collateral Agent shall have, in addition to all other rights, the rights and remedies of a secured party under the UCC; (ii) the Collateral Agent may, at any time, take possession of the Collateral and keep it on the premises of the Borrowers, at no cost to the Collateral Agent or any Lender, or remove any part of it to such other place or places as the Collateral Agent may desire, or each Borrower shall, upon the Collateral Agent's demand, at such Borrower's cost, assemble the Collateral and make it available to the Collateral Agent at a place reasonably convenient to the Collateral Agent; and (iii) the Collateral Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion, and may, if the Collateral Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Borrower agrees that any notice by the Collateral Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to such Borrower's address specified in or pursuant to Section 14.7. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Collateral Agent or the Lenders receive payment, and if the buyer defaults in any deferred or installment payment, the Collateral Agent may resell the Collateral without further notice to the Borrowers. In the event the Collateral Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Collateral Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Borrower agrees that the Collateral Agent has no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. The Collateral Agent is hereby granted a license or other right to use, without charge, each Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each Borrower's rights under all licenses and all franchise agreements shall inure to the Collateral Agent's benefit. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and second, in whatever order the Majority Lenders shall elect, to all Obligations. The Collateral Agent will return any excess to the applicable Borrower or such other Person as shall be legally entitled thereto and each Borrower shall remain liable for any deficiency.

                  (c) If an Event of Default exists, each Borrower hereby waives all rights to notice and hearing prior to the exercise by the Collateral Agent of the Collateral Agent's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.


                                   ARTICLE 11

                              TERM AND TERMINATION

                  11.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date. The Majority Lenders may terminate this Agreement without notice at any time while an Event of Default is outstanding. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including, without limitation, all unpaid principal and accrued interest) shall become immediately due and payable and the Borrowers shall cause the termination of any outstanding Letters of Credit. Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full in cash, each Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its obligations hereunder, and the Collateral Agent and the Lenders shall retain all their rights and remedies hereunder (including, without limitation, the security interest of the Collateral Agent, for the ratable benefit of the Collateral Agent, the Agents and the Lenders, in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                   ARTICLE 12

           AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

                  12.1 No Implied Waivers. No act, failure or delay by the Collateral Agent or the Lenders shall constitute a waiver of any of their rights and remedies. No single or partial waiver by the Collateral Agent or the Lenders of any provision of this Agreement or any other Loan Document, or of breach or default hereunder or thereunder, or of any right or remedy which the Collateral Agent or the Lenders may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. No waiver by the Collateral Agent or the Lenders shall affect their rights to require strict performance of this Agreement.

                  12.2 Amendments and Waivers. No amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Majority Lenders and the Borrowers, and no termination or waiver of any provision of this Agreement, or consent to any departure by a Borrower therefrom, shall in any event be effective without the written concurrence of the Majority Lenders, which concurrence the Majority Lenders shall have the right to grant or withhold at their sole discretion. Notwithstanding the immediately preceding sentence, any amendment, modification or waiver of (a) any provision of this Agreement, which amendment, modification or waiver provides for any increase of the Commitments, any extension of the scheduled final maturity of any of the Revolving Loans, the reduction of the interest rates applicable to any Loans and/or the amount of fees payable hereunder, the postponement of the due date for the payment of interest, principal or fees hereunder, or the forgiveness of any of the Obligations, shall be effective if, and only if, evidenced by a writing agreed to and signed by all Lenders, and (b) the definitions of "Majority Lenders," "Pro Rata Share," "Required Lenders," "Unused Letter of Credit Subfacility," and the provisions contained in this
Section 12.2 and in Section 13.8, shall be effective if, and only if, evidenced by a writing agreed to and signed by all Lenders. No amendment, modification, termination, or waiver of any provision of Article 13 or any other provision referring to the Collateral Agent shall be effective without the written concurrence of the Collateral Agent. The Collateral Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on a Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 12.2 shall be binding on the Collateral Agent, the Agents and each Lender and, if signed by a Borrower, on such Borrower.

                  12.3 Assignments; Participations.

                  (a) Each Lender shall have the right, with the Collateral Agent's consent, not to be unreasonably withheld, and so long as no Default or Event of Default is outstanding, with Imation's consent, not to be unreasonably withheld at any time to assign to one or more commercial banks or other financial institutions all or a portion of its Commitment, the Loans owing to it and its rights and obligations with respect to Letters of Credit and L/C Credit Support; provided, however, that (i) each such assignment shall be of a constant, and not a varying percentage of all of the assigning Lender's corresponding rights and obligations under this Agreement and the assignment shall apply the same percentage to the Lender's Commitment and Loans, (ii) unless Imation and the Collateral Agent otherwise agree, the aggregate amount of the outstanding Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance entered into with respect to such assignment by the assigning Lender and the assignee, and accepted by the Collateral Agent, in substantially the form of Exhibit F ("Assignment and Acceptance")) shall in no event be less than $10,000,000 (except as provided in the second paragraph of this Section 12.3(a)) and integral multiples of $1,000,000 in excess of that amount, except that such limitation shall not apply to an assignment by any Lender of all of its rights and obligations under this Agreement or to an assignment to a Lender or an affiliate of a Lender, (iii) except in the case of an assignment in whole of a Lender's rights and obligations under this Agreement or an assignment by an original signatory to this Agreement to another such signatory, immediately after giving effect to any assignment the aggregate amount of the outstanding Commitment still held by the assigning Lender in its own name shall in no event be less than $10,000,000, or no less than $25,000,000 in the case of a Lender which is also the Collateral Agent or a Co-Agent, and (iv) the parties to each such assignment shall execute and deliver to the Collateral Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $2,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least two (2) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, but not limited to, the obligation to participate in Letters of Credit and L/C Credit Support pursuant to Section 2.3(f)) of a Lender hereunder and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  Notwithstanding the foregoing, neither Co-Agent shall enter into an Assignment and Acceptance prior to the date 90 days after the Closing Date (other than in connection with an assignment to an affiliate of such Co-Agent), except as provided in this paragraph. If BABC proposes to enter into an Assignment and Acceptance with a proposed assignee prior to the date 90 days after the Closing Date (other than an affiliate of BABC), it shall notify each of the Co-Agents, and if either or both of the Co-Agents chooses to assign a portion of its Commitment, then each of BABC and each electing Co-Agent shall enter into an Assignment and Acceptance with such proposed assignee assigning an amount of its Commitment equal to the aggregate Commitment amount sought to be purchased by such proposed assignee divided by the number of electing assignors (including
BABC). The aggregate Commitments assigned to such proposed assignee shall in no event be less than $10,000,000, but the Commitment assigned by each electing assignor may be less than that amount.

                  (b) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of a Borrower or the performance or observance by a Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Collateral Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Collateral Agent to take such action as Collateral Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) The Collateral Agent shall maintain at its address set forth in Section 14.7 a copy of each Assignment and Acceptance delivered to and accepted by it and books and records, including computer records, in which it shall record the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall constitute rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein, and the Borrowers, the Collateral Agent and the Lenders may treat each Person the name of which is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Collateral Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit F, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrowers.

                  (e) Each Lender may sell participations in all or any part of its rights and obligations under this Agreement (including, without limitation, all or any part of its Commitment, the Loans or its rights in connection with Letters of Credit, as applicable) to one or more other Persons; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Collateral Agent, the Borrowers and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Notwithstanding anything to the contrary in the foregoing sentence, any Participating Lender may be given the right to require the Lender granting such Participating Lender's participation to vote against (1) the release of all or substantially all of the Collateral, (2) any amendment, modification or waiver of any provision of Articles 2, 3 or 4 relating to the principal amount of the Loans or Letters of Credit, the maturity dates of the Loans, the interest rates borne by the Loans and the amounts of any fees payable to such Lender under Sections 3.5 through 3.7. No Participating Lender shall be a "Lender" for any purpose under this Agreement; provided, however, that each Participating Lender shall have the rights and obligations of a Lender (including any right to receive payment) under Sections 3.3(e) and (f), 3.6, 3.7, 4.6, 4.7, 12.3(f), 13.5, 13.9, 14.8, 14.9, 14.14 and 14.15; provided, further, that all requests for any such payments shall be made by any Participating Lender through the Lender granting such participation. The right of each Participating Lender to receive payment pursuant to the immediately preceding sentence shall be limited to the lesser of (i) the amounts actually incurred by such Participating Lender for which payment is provided under such Sections and (ii) the amounts that would have been payable under such Sections to the Lender granting the participation had such participation not been granted. It is expressly agreed that, in connection with prospective offers for the sale and transfer of any participation pursuant to this Section 12.3(e), any Lender may provide to any prospective Participating Lender such information pertaining to the Borrowers as such Lender may deem appropriate, subject to the provisions of Section 5.6.

                  (f) If a Participating Lender shall at any time with a Borrower's knowledge participate with any Lender in the Loans, such Borrower hereby grants to such Participating Lender, and such Lender and such Participating Lender shall have and are hereby given, a continuing Lien on and security interest in any money, Securities and other property of such Borrower in the custody or possession of the Participating Lender, in cluding the right of set-off, to the extent of the Participating Lender's participation in the Obligations, and such Participating Lender shall be deemed to have the same right of set-off to the extent of Participating Lender's participation in the Obligations under this Agreement as it would have if it were a direct lender.

                  (g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement, in favor of any Federal Reserve Bank, in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR ss. 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                  12.4 Binding Effect; Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by a Borrower without the prior written consent of the Collateral Agent and the Lenders. With respect to a Borrower, successors and assigns shall include, without limitation, any receiver, trustee or debtor-in-possession of or for such Borrower. The rights and benefits of any Lender hereunder shall, if such Lender so agrees, inure to any party acquiring any interest in the Obligations or any part thereof, subject to the provisions of Section 12.3.


                                   ARTICLE 13

                          COLLATERAL AGENT; THE AGENTS

                  13.1 Appointment. (a) Each Lender hereby designates and appoints BankAmerica Business Credit, Inc. as its Collateral Agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Collateral Agent agrees to act as such on the express conditions contained in this Article 13. The provisions of this
Article 13 are solely for the benefit of the Collateral Agent, the Agents and the Lenders, and neither Borrower shall have any rights as a third party beneficiary of any of the provisions hereof (other than as expressly set forth in Section 13.7). In performing its functions and duties under this Agreement, the Collateral Agent shall act solely as Collateral Agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrowers. The Collateral Agent may perform any of its duties under this Agreement, or under the other Loan Documents, by or through its agents or employees.

                  (b) None of the Lenders identified as an "Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to Lenders as such. Without limiting the foregoing, none of the Lenders so identified as an "Agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                  13.2 Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. Except as expressly otherwise provided in this Agreement, the Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Collateral Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including, without limitation, (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Maximum Revolver Amount, (b) the making of Collateral Agent Advances pursuant to
Section 2.2(i), and (c) the exercise of remedies pursuant to Section 10.2, and any action so taken or not taken shall be deemed consented to by the Lenders. The Collateral Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the other Loan Documents, express or implied, is intended to or shall be construed to impose upon the Collateral Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrowers in connection with the making and the continuance of the Loans hereunder, and shall make its own appraisal of the creditworthiness of the Borrowers, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the date of this Agreement or at any time or times thereafter. If the Collateral Agent seeks the consent or approval of the Majority Lenders to the taking or refraining from taking any action hereunder, the Collateral Agent shall send notice thereof to each Lender. The Collateral Agent shall promptly notify each Lender (i) any time that the Collateral Agent becomes aware that an Event of Default has occurred and is continuing and (ii) any time that the Majority Lenders have instructed the Collateral Agent to act or refrain from acting pursuant hereto. The Collateral Agent may employ agents, co-agents and attorneys-in-fact and shall not be responsible to the Lenders or the Borrowers, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                  13.3 Rights, Exculpation, Etc. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by it or any of them under this Agreement or under any of the other Loan Documents, or in connection herewith or therewith, except that (i) the Collateral Agent shall be obligated on the terms set forth herein for performance of its express obligations under this Agreement; (ii) the Collateral Agent shall not be entitled to exercise any of the powers granted to it under this Agreement or the other Loan Documents in any way inconsistent with its express obligations to the Lenders under this Agreement; and (iii) no Person shall be relieved of any liability imposed by law for intentional tort. The Collateral Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 4.5, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to have been entitled. The Collateral Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or any of the transactions contemplated thereby, or for the financial condition of the Borrowers. The Collateral Agent shall not be required to make any in quiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents or the financial condition of the Borrowers, or the existence or possible existence of any Default or Event of Default. The Collateral Agent may at any time request instructions from the Lenders or Majority Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Collateral Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Collateral Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Lenders or Majority Lenders, as applicable. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Lenders or Majority Lenders, as applicable.

                  13.4 Reliance. The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

                  13.5 Indemnification of the Collateral Agent and the Agents by the Lenders. To the extent that the Collateral Agent or the Agents are not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Collateral Agent or the Agents for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent or the Agents in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Collateral Agent or the Agents under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, Collateral Agent Advances; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from the Collateral Agent's or an Agent's gross negligence or willful misconduct. The obligations of the Lenders under this
Section 13.5 shall survive the resignation of an Collateral Agent pursuant to
Section 13.7, the payment in full of the Loans and reimbursement obligations with respect to Letters of Credit, the termination of all outstanding Letters of Credit and the termination of this Agreement.

                  13.6 Collateral Agent in Individual Capacity. BABC and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers and any of their Subsidiaries and Affiliates as though BABC were not the Collateral Agent hereunder, and without notice to or the consent of the other Lenders. The Lenders acknowledge that, pursuant to such activities, BABC or its affiliates may receive information regarding the Borrowers or their Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrowers or any such Subsidiary or Affiliate) and acknowledge that the Collateral Agent shall be under no obligation to provide such information to them. With respect to its Commitment and the Loans made by it and the Letters of Credit in connection with which it has purchased a participation interest, BABC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Collateral Agent.

                  13.7 Successor Collateral Agent.

                  (a) The Collateral Agent may resign from the performance of all of its functions and duties under this Agreement at any time by giving at least thirty (30) Business Days' prior written notice to the Borrowers and each Lender. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment pursuant to clause (b) or (c) below.

                  (b) Upon any such notice of resignation, the Majority Lenders shall appoint a successor Collateral Agent who shall be reasonably satisfactory to the Borrowers.

                  (c) If the Majority Lenders agree on a successor Collateral Agent within such thirty (30) Business Day period, but the Borrowers unreasonably object to such successor Collateral Agent, then such successor shall be appointed as Collateral Agent hereunder notwithstanding such objection. If a successor Collateral Agent shall not have been so appointed within such thirty (30) Business Day period because the Majority Lenders have not agreed on such successor, the retiring Collateral Agent, with the consent of the Borrowers, shall then appoint a successor Collateral Agent who shall serve as Collateral Agent until such time, if any, as the Majority Lenders shall appoint a successor Collateral Agent as provided above.

                  (d) Notwithstanding the foregoing, in the event that BABC assigns all of its Loans to an Affiliate, such Affiliate shall automatically become the successor Agent hereunder upon the effective date of such assignment.

                  13.8 Collateral Matters.

                  (a) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Collateral Agent's Lien upon any Collateral or other property of a Borrower upon which the Collateral Agent has been granted an Collateral Agent's Lien (i) upon the termination of the Commitments, payment and satisfaction of all Loans and reimbursement obligations in respect of Letters of Credit and L/C Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations which have matured and which the Collateral Agent has been notified in writing are then due and payable; (ii) constituting property being sold or disposed of if the applicable Borrower certifies to the Collateral Agent that the sale or disposition is made in compliance with Section 5.11 or 8.9 or otherwise in compliance with the Loan Documents (and the Collateral Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the applicable Borrower owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to a Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or which will expire imminently and which has not been, and is not intended by such Borrower to be, renewed or extended; or (v) in any instance not covered by clauses (i) through (iv), with a value of less than $250,000 in any instance or series of related instances and, when aggregated with other Collateral with respect to which a Lien was released in the same Fiscal Year, with a value of less than $1,000,000. Except as provided above, the Collateral Agent will not release any of the Collateral Agent's Liens without the prior authorization of all of the Lenders, nor shall it release any Guaranty of the Obligations without the prior authorization of all of the Lenders. Upon request by the Collateral Agent or a Borrower at any time, the Lenders will confirm in writing the Collateral Agent's authority to release any Collateral Agent's Liens upon particular types or items of Collateral or other property pursuant to this Section 13.8(a).

                  (b) The Collateral Agent is hereby irrevocably authorized by the Lenders to execute such documents as may be necessary to evidence the release of the Collateral Agent's Liens upon the Collateral or other property authorized to be released pursuant to Section 13.8(a); provided, however, that
(i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the applicable Borrower in respect of) all interests retained by such Borrower, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral or other property securing the Obligations.

                  (c) The Collateral Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral or other property securing the Obligations exists or is owned by the applicable Borrower or is cared for, protected or insured or has been encumbered, or that the Collateral Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the pursuant to this Section 13.8 or pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral or other property securing the Obligations, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral or other property securing the Obligations in its capacity as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any Agent or Lender as to any of the foregoing.

                  13.9 Restrictions on Actions by Lenders; Sharing of Payments.
(a) Each of the Lenders agrees that it shall not, unless specifically requested to do so by the Collateral Agent, take or cause to be taken any action to enforce its rights under this Agreement or against either Borrower, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral or other property securing the Obligations.

                  (b) Subject to Section 4.8, if, at any time or times any Lender shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or other property securing the Obligations or any payments with respect to the Obligations of a Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Collateral Agent pursuant to the terms of this Agreement, or (ii) payments from the Collateral Agent in excess of such Lender's ratable portion of all such distributions by the Collateral Agent, such Lender shall promptly (1) turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent, or in same day funds, as applicable, for the account of all of the Lenders and Agents and for application to the Obligations in accordance with the applicable provisions of this Agreement, or
(2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

                  13.10 Agency for Perfection. Each Lender hereby appoints each other Lender as Collateral Agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Collateral Agent) obtain possession of any Collateral or other property securing the Obligations, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor shall deliver such Collateral or other property to the Collateral Agent or in accordance with the Collateral Agent's instructions.

                  13.11 Payments by Collateral Agent to Lenders. All payments to be made by the Collateral Agent to the Lenders on or in respect of the Obligations under this Agreement shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to the instructions set forth on Schedule 13.11, or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Collateral Agent. Concurrently with each such payment, the Collateral Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise.

                  13.12 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Collateral Agent to enter into this Agreement and the other Loan Documents relating to the Collateral or other property securing the Obligations, for the ratable benefit of the Collateral Agent, the Agents and the Lenders. Each Lender agrees that any action taken by the Collateral Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral or other property securing the Obligations, and the exercise by the Collateral Agent, Majority Lenders or Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be authorized by and binding upon all of the Lenders.

                  13.13 Field Audit Reports; Disclaimers by Lenders. By its execution and delivery of this Agreement, each Lender

                  (a) is deemed to have requested that the Collateral Agent furnish such Lender, promptly after it becomes available, a copy of each field audit report (each, a "Report" and collectively, "Reports") prepared by the Collateral Agent pursuant to Section 5.6;

                  (b) expressly agrees and acknowledges that neither BABC nor the Collateral Agent (1) makes any representation or warranty as to the accuracy of any Report, or (2) shall be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits, that the Collateral Agent or other party performing any audit will inspect only specific information regarding the Borrowers and will rely significantly upon the Borrowers' books and records, as well as on representations of the Borrowers' personnel;

                  (d) agrees to keep all Reports confidential and strictly for its internal use, and agrees not to distribute or use any Report in any other manner, except to a Participating Lender; and

                  (e) without limiting the generality of any other indemnification provisions contained in this Agreement, agrees (1) to hold BABC and the Collateral Agent harmless from any action such Lender may take based upon, or the consequences of any conclusion such Lender may reach as a result of, the information contained in any Report, in connection with any Loan or other credit accommodations that such Lender has made or shall make to a Borrower, or in which such Lender may purchase a participation interest, and (2) to pay, protect, indemnify, defend and hold BABC and the Collateral Agent harmless from and against, any claims, actions, proceedings, damages, costs, expenses and other amounts (including, without limitation, reasonable attorneys' fees) incurred by BABC and/or the Collateral Agent as the direct or indirect result of the actions of any third parties which might obtain all or part of any Report through such Lender.

                  13.14 Relations Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in the case of the Collateral Agent) authorized to act for, any other Lender.

                  13.15 Co-Agents. Neither of the Co-Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, neither of the Co-Agents shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on either of the Co-Agents in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                   ARTICLE 14

                                  MISCELLANEOUS

                  14.1 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Collateral Agent's and each Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Collateral Agent and the Lenders may have under the UCC or other applicable law. The Collateral Agent and the Lenders shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Collateral Agent and the Lenders may, without limitation, proceed directly against either Borrower to collect the Obligations without any prior recourse to the Collateral or other property securing the Obligations.

                  14.2 Severability. If any provision of this Agreement shall be prohibited or invalid, under applicable law, it shall be is ineffective only to such extent, without invalidating the remainder of this Agreement.

                  14.3 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver. (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

                  (b) THE BORROWERS HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURT OF THE NORTHERN DISTRICT OF ILLINOIS AND THE STATE COURTS OF ILLINOIS LOCATED IN COOK COUNTY, ILLINOIS AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP AMONG THE AGENTS, THE COLLATERAL AGENT, THE LENDERS AND THE BORROWERS OR THE CONDUCT OF ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING: (1) THE COLLATERAL AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST EACH BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE COLLATERAL AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL , REAL ESTATE, OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                  (c) EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH BORROWER AT ITS ADDRESS SET FORTH IN SECTION 14.7 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS, OR, AT THE COLLATERAL AGENT'S AND/OR THE LENDERS' OPTION, BY SERVICE UPON CT CORPORATION, 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60604, WHICH EACH BORROWER IRREVOCABLY APPOINTS AS SUCH BORROWER'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF ILLINOIS. IN ADDITION, THE COLLATERAL AGENT AND THE LENDERS AGREE TO PROMPTLY FORWARD BY REGISTERED MAIL ANY PROCESS SO SERVED UPON THE COLLATERAL AGENT TO A BORROWER AT ITS ADDRESS SET FORTH IN SECTION 14.7. EACH BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID.

                  (d) THE BORROWERS, THE COLLATERAL AGENT AND THE LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR EITHER OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED, IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE BORROWERS, THE COLLATERAL AGENT AND THE LENDERS HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (e) NOTHING IN THIS SECTION 14.3 SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT OR THE LENDERS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE COLLATERAL AGENT OR THE LENDERS TO BRING ANY ACTION OR PROCEEDING AGAINST A BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

                  14.4 Survival of Representations and Warranties. All of each Borrower's representations, and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Collateral Agent or the Lenders or their respective agents.

                  14.5 Other Security and Guaranties. Without affecting either Borrower's obligations hereunder, the Collateral Agent may from time to time:
(a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

                  14.6 Fees and Expenses. Each Borrower shall pay to the Collateral Agent, for its benefit and/or the benefit of the Lenders, on demand all reasonable costs and expenses that the Collateral Agent pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Loan Documents, including, without limitation: (a) reasonable attorneys' and paralegals' fees (including the reasonably allocated cost of internal counsel) and disbursements of counsel to the Collateral Agent; (b) reasonable costs and expenses (including reasonable attorneys' and paralegals' fees (including the reasonably allocated cost of internal counsel) and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Collateral Agent's Liens; (e) sums paid or incurred to pay any amount or take any action required of any Borrower under the Loan Documents that such Borrower fails to pay or take; (f) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts; and (g) reasonable costs and expenses of preserving and protecting the Collateral or other property securing the Obligations. Each Borrower shall pay on demand all costs and expenses (including reasonable attorneys' and paralegals' fees (including the reasonably allocated cost of internal counsel) and disbursements) paid or incurred by the Collateral Agent or any Lender to obtain payment of the Obligations, enforce the Collateral Agent's Liens, sell or otherwise realize upon the Collateral or other property securing the Obligations, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Collateral Agent or any Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters), except to the extent arising out of the gross negligence or willful misconduct of the party seeking payment under this Section. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by either Borrower. All of the foregoing costs and expenses shall be charged to the applicable Borrower's loan account as Revolving Loans as described in Section 4.4.

                  14.7 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to the other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified at the address set forth on Schedule 14.7, or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  14.8 Indemnity of the Collateral Agent and the Lenders by the Borrowers. Each Borrower agrees to (i) reimburse the Collateral Agent and the Lenders for any costs and expenses (including, without limitation, reasonable attorneys' and paralegals' fees and expenses, including the reasonably allocated cost of in-house counsel) incurred by the Collateral Agent or any Lender in defending any suit brought against it by such Borrower or any other Person in connection with the transactions contemplated by this Agreement, and (ii) indemnify and hold the Collateral Agent and the Lenders and their respective officers, directors, employees, attorneys and agents (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, of any kind or nature whatsoever incurred by the Indemnitees, and any reasonable costs, expenses or disbursements of the Indemnities, in each case whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by any Person, whether threatened or initiated, asserting any claim for legal or equitable remedy against any Person under any statute or regulation (including, without limitation, any federal or state securities or commercial laws or under any common law or equitable cause or otherwise, including any liability and costs under Environmental Laws or common law principles arising from or in connection with the past, present or future operations of such Borrower or its predecessors in interest, or the past, present or future environmental condition of such Borrower's property, the presence of asbestos-containing materials at or on such property, or the Release or threatened Release of any Contaminant from such property), in any way arising from or in connection with the negotiation, preparation, execution, delivery, enforcement, performance and administration of this Agreement or any other document executed in connection herewith, provided that neither Borrower shall have any obligation hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of any Indemnitee seeking such indemnification. To the extent that the indemnity set forth in this Section may be unenforceable because it is violative of any law or public policy, the applicable Borrower shall pay the maximum portion which it is permitted to pay under applicable law. Any Indemnitee will promptly notify the Borrowers of the commencement of any legal proceeding which may give rise to any indemnified liability under the foregoing indemnity and shall permit the Borrowers to participate in the defense of such Indemnitee in any such proceeding. The foregoing indemnity shall survive the resignation of a Collateral Agent pursuant to Section 13.7, the payment of the Obligations and the termination of this Agreement. All of the foregoing fees, costs and expenses shall be part of the Obligations, payable upon demand, and secured by the Collateral.

                  14.9 Limitation of Liability. No claim may be made by either Borrower, any Lender or any other Person against the Collateral Agent, any Lender or the affiliates, directors, officers, employees, or agents of any of them, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection therewith, and each Borrower and each Lender hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  14.10 Waiver of Notices. Unless otherwise expressly provided herein, each Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on either Borrower which the Collateral Agent or any Lender may elect to give shall entitle such Borrower to any or further notice or demand in the same, similar or other circumstances.

                  14.11 Final Agreement; No Strict Construction. This Agreement is intended by the Borrowers, the Collateral Agent, the Agents and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement

                  14.12 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agents, the Collateral Agent, each Lender and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

                  14.13 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

                  14.14 Right of Set-Off. Whenever an Event of Default exists, the Collateral Agent and each Lender are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Collateral Agent or such Lender or any affiliate of the Collateral Agent or such Lender to or for the credit or the account of either Borrower against any and all of the Obligations, whether or not then due and payable. The Collateral Agent and each Lender agree promptly to notify the applicable Borrower after any such set-off and application made by the Collateral Agent or such Lender, as applicable, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  14.15 Taxes.

                  (a) Any and all payments by a Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Collateral Agent, taxes imposed on its income, and franchise taxes imposed on it, by the United States of America or any Public Authority of the jurisdiction under the laws of which such Lender or the Collateral Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If a Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Collateral Agent,
(i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 14.15) such Lender or the Collateral Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and
(iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

                  (c) Each Borrower will indemnify each Lender and the Collateral Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 14.15) paid by such Lender or the Collateral Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Collateral Agent (as the case may be) makes written demand therefor. Each Lender shall, at the time of any written demand for indemnification under this subsection (c), provide to the applicable Borrower a receipt for, or other evidence of the payment of, the Taxes or Other Taxes for which indemnification is sought.

                  (d) Within 30 days after the date of any payment of Taxes, the applicable Borrower will furnish to the Collateral Agent, at its address referred to in Section 14.7, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder with respect to which a claim for indemnity has been made hereunder, the applicable Borrower will furnish to the Collateral Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Collateral Agent, in either case stating that such payment is exempt from or not subject to Taxes.

                  (e) Without prejudice to the survival of any other agreements of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 14.15 shall survive the payment in full of principal and interest hereunder.

                  (f) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Collateral Agent and the Borrowers, to deliver to the Collateral Agent (with a copy to Imation):

                  (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of an interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W- 9; and

                  (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Each such Lender agrees to promptly notify the Collateral Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.


                  (g) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers to such Lender, such Lender agrees to notify the Collateral Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the Collateral Agent will treat such Lender's IRS Form 1001 as no longer valid.

                  (h) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Collateral Agent sells or assigns all or part of the Obligations of the Borrowers to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (i) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Collateral Agent, the Collateral Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (j) If the IRS or any other Public Authority of the United States or other jurisdiction asserts a claim that the Collateral Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Collateral Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Collateral Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Collateral Agent under this Section, together with all costs and expenses. The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Collateral Agent.

                  (k) Notwithstanding the foregoing provisions of this Section 14.15, the Borrowers shall not be required to pay any additional amount to, or to indemnify any

Lender pursuant to this Section 14.15 to the extent that (i) the obligation to withhold or pay any such amount existed on the "Initial Date" (as defined below) or (ii) the obligation to withhold or pay such amount would not have arisen but for the failure of such Lender to comply with the provisions of Section 14.15(f). For purposes of this Section 14.15(k), "Initial Date" means (x) in the case of any Lender that is a signatory hereto, the date of this Agreement, (y) in the case of any Person which subsequently becomes a Lender hereunder, the date of the applicable Assignment and Acceptance, and (z) in the case of any Participating Lender, the date it became a Participation Lender.

                  14.16 Joint and Several Liability. (a) The liability of the Borrowers for all amounts due to the Collateral Agent or any Lender under this Agreement shall be joint and several regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Collateral Agent or such Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to Loans made to it, and each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Loans made to the other Borrower hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of each Borrower.

                  (b) Each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to the other Borrower hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (1) the validity or enforceability, avoidance or subordination of the Obligations of such other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of such other Borrower, (2) the absence of any attempt to collect the Obligations from such other Borrower, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (3) the waiver, consent, extension, forbearance or granting of any indulgence by the Collateral Agent or any Lender with respect to any provision of any instrument evidencing the Obligations of such other Borrower, or any part thereof, or any other agreement now or hereafter executed by such other Borrower and delivered to the Collateral Agent or any Lender, (4) the failure by the Collateral Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of such other Borrower, (5) the Collateral Agent's or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (6) any borrowing or grant of a security interest by such other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (7) the disallowance of all or any portion of the Collateral Agent's or any Lender's claim(s) for the repayment of the Obligations of such other Borrower under
Section 502 of the Bankruptcy Code, or (8) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of such other Borrower. With respect to each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to any of the other Borrowers hereunder, such Borrower waives, until the Obligations shall have been paid in full and the Loan Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Collateral Agent or any Lender now or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Collateral Agent or any Lender to secure payment of the Obligations or any other liability of the Borrowers to the Collateral Agent or any Lender.

                  (c) Upon any Event of Default, the Collateral Agent may proceed directly and at once, without notice, against either Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Collateral Agent shall be under no obligation to marshall any assets in favor of such Borrower or against or in payment of any or all of the Obligations.

                  14.17 Contribution and Indemnification between the Borrowers. Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that a Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to the other Borrower hereunder or other Obligations incurred directly and primarily by the other Borrower (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, the other Borrower in an amount, for such other Borrower, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's "Allocable Amount" (as defined below) and the denominator of which is the sum of the Allocable Amounts of both of the Borrowers. As of any date of determination, the "Allocable Amount" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (the "UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act (the "UFCA"), (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code,
Section 4 of the UFTA, or Section 5 of the UFCA, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this section shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

                  14.18 Agency of Imation for Enterprises. Enterprises appoints Imation as its agent for all purposes relevant to this Agreement, including, without limitation, the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by both of the Borrowers or by Enterprises, acting singly, shall be valid and effective if given or taken only by Imation, whether or not Enterprises joins therein.

                  IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.


                                      IMATION CORP.



                                      By: /s/ Galen K. Johnson
                                         ---------------------------------------
                                      Title: Vice President, Treasurer

                                      IMATION ENTERPRISES CORP.



                                      By: /s/ Galen K. Johnson
                                         ---------------------------------------
                                      Title: Vice President, Treasurer

                                      BANKAMERICA BUSINESS CREDIT, INC., as the
                                      Agent and as the Collateral Agent



                                      By: /s/ Stephen King
                                         ---------------------------------------
                                      Vice President

                                      BANKBOSTON, N.A., as a Syndication Agent and a Co-Agent



                                      By: /s/ Brent E. Shay
                                         ---------------------------------------
                                      Managing Director

                                      NBD BANK,  as a Syndication Agent and a
                                      Co-Agent



                                      By: /s/ Marguerite C. Gordy
                                         ---------------------------------------
                                      Vice President

Commitment:                           BANKAMERICA BUSINESS CREDIT, INC., as a
$75,000,000                           Lender



                                      By: /s/ Stephen King
                                         ---------------------------------------
                                      Vice President

Commitment:                           BANKBOSTON, N.A., as a Lender
$50,000,000


                                      By: /s/ Brent E. Shay
                                         ---------------------------------------
                                      Managing Director

Commitment:                           NBD BANK, as a Lender
$50,000,000


                                      By: /s/ Marguerite C. Gordy
                                         ---------------------------------------
                                      Vice President

                                  SCHEDULE 14.7
                                       to
                           Loan and Security Agreement
                          dated as of December 31, 1998

                                Notice Addresses


If to the Collateral Agent or to BABC:

BankAmerica Business Credit, Inc.
West Division
55 South Lake Avenue, Suite 900
Pasadena, California  91101
Attention: Vice President
Telecopy No. (626) 578-6069

with copies to:

BankAmerica Business Credit, Inc.
10124 Old Grove Road
San Diego, California  92131
Attention: General Counsel
Telecopy No. (619) 549-7518

and

Sidley & Austin
One First National Plaza
Chicago, Illinois  60603
Attention:  James R. Looman, Esq.
Telecopy No. (312) 853-7036

If to BankBoston, N.A.:

BankBoston, N.A.
100 Federal Street
Mailcode 01-09-08
Boston, Massachusetts 02110
Attention:  Neal C. Hesler
Telecopy No. (617) 434-2309

If to NBD Bank:

NBD Bank
611 Woodward Avenue, Suite 8074
Detroit, Michigan 48226
Attention:  Marguerite C. Gordy
Telecopy No. (313) 225-1212


If to either Borrower:

c/o Imation Corp.
One Imation Place
Oakdale, Minnesota  55128
Attention:  Treasurer
Telecopy No. (651) 704-4415

with a copy to:

Mayer, Brown & Platt
190 South LaSalle Street
Chicago, Illinois  60603
Attention: Robert C. Baptista, Jr.
Telecopy No. (312) 701-7711


                                       -2-